UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to § 240.14a-12

Consolidated Communications Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2021
To Our Stockholders:
The 2021 annual meeting of stockholders of Consolidated Communications Holdings, Inc. (the “Company”) will be held in a virtual meeting format only on April 26, 2021, at 9:00 a.m., central time. The 2021 annual meeting of stockholders is being held virtually in light of continued public health concerns regarding the COVID-19 pandemic and for the following purposes:
1.
To elect David G. Fuller as Class I director, in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended
(Proposal No. 1);

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2);

3.
To conduct an advisory vote on the approval of the compensation of our named executive officers (Proposal No. 3);

4.
To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 150,000,000 shares (Proposal No. 4);

5.
To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to eliminate our classified Board structure (Proposal No. 5);

6.
To approve the issuance to Searchlight Capital Partners of additional shares of our common stock equal to 20% or more of the Company’s outstanding common stock pursuant to Nasdaq listing rule 5635 (Proposal No. 6);

7.
To approve a share increase under the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (Proposal No. 7); and

8.
To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 25, 2021 are entitled to vote at the meeting or at any postponement or adjournment thereof.
Your vote is very important. We hope that you will attend the virtual meeting, but whether or not you plan to attend, please vote your shares in advance so that your shares will be represented. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. We encourage you to vote via the Internet, as this is the most cost-effective method to cast your vote. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.
By Order of the Board of Directors,
J. Garrett Van Osdell
Chief Legal Officer & Secretary
March 17, 2021
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 26, 2021 — Our Proxy Statement and 2020 Annual Report to Stockholders are available at www.proxyvote.com. Stockholders of Record as of the Record Date will be able to Attend the Stockholder Meeting Online by Visiting www.virtualshareholdermeeting.com/CNSL2021.

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Page
Benefits Upon Change in Control	51
PROPOSAL NO. 3 — ADVISORY VOTE ON THE APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION	52
Board Recommendation and Stockholder Vote Required	52
PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000 SHARES	53
Summary of the Searchlight Investment	53
The Board’s Reasons for Recommending Authorized Shares Proposal and the 20% Issuance Proposal	54
Certificate of Amendment	54
Board Recommendation and Stockholder Vote Required	55
PROPOSAL NO. 5 — APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO ELIMINATE OUR CLASSIFIED BOARD STRUCTURE	56
Board Recommendation and Stockholder Vote Required	56
PROPOSAL NO. 6 — APPROVAL OF THE ISSUANCE TO SEARCHLIGHT CAPITAL PARTNERS OF ADDITIONAL SHARES OF COMMON STOCK EQUAL TO 20% OR MORE OF THE COMPANY’S OUTSTANDING COMMON STOCK PURSUANT TO NASDAQ LISTING RULE 5635	57
Background	57
The Board’s Reasons for Recommending this Proposal No. 6	57
Board Recommendation and Stockholder Vote Required	57
PROPOSAL NO. 7 — APPROVAL OF A SHARE INCREASE UNDER THE CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. LONG-TERM INCENTIVE PLAN	58
Share Increase	58
Plan Award Information; Plan Restrictions	58
Description of the Plan	59
Description of Material Changes from Existing Plan	62
Summary of Federal Income Tax Consequences	62
Board Recommendation and Stockholder Vote Required	64
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	65
Related Person Transactions Policy	65
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	65
ANNUAL REPORT TO STOCKHOLDERS	65
STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING	66
GENERAL	66
Delinquent Section 16(a) Reports	66
Other Information	67
OTHER MATTERS	67

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CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
121 South 17th Street, Mattoon, Illinois 61938
PROXY STATEMENT
This proxy statement contains information related to the 2021 annual meeting of stockholders of Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company,” “Consolidated,” “we,” “our” or “us”), that will be held in a virtual meeting format only, on April 26, 2021, at 9:00 a.m., central time, and at any postponements or adjournments thereof. The approximate first date this proxy statement and proxy card, as well as a copy of our combined 2020 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2020, are being made available is March 17, 2021.
ABOUT THE MEETING
What is the purpose of this proxy statement?
The purpose of this proxy statement is to provide information regarding matters to be voted on at the 2021 annual meeting of our stockholders. Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to stockholders. The proxy statement is also the document used by our board to solicit proxies to be used at the 2021 annual meeting. Proxies are solicited by our board to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if the stockholders cannot attend the meeting. The board has designated J. Garrett Van Osdell and Steven L. Childers as proxies (the “Proxy Holders”), who will vote the shares represented by proxies at the annual meeting in the manner indicated by the proxies.
Why did I receive a one-page notice regarding internet availability of proxy materials instead of a full set of proxy materials?
The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability of Proxy Materials” or the “Notice”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning March 17, 2021, and the proxy materials were posted on the investor relations portion of the Company’s website, http://ir.consolidated.com, and on the website referenced in the Notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the Notice for requesting a copy.
What proposals will be voted on at the annual meeting?
Stockholders will vote on the following proposals at the annual meeting:
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To elect David G. Fuller as Class I director, in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended (Proposal No. 1);

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To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2);

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To conduct an advisory vote on the approval of the compensation of our named executive officers (Proposal No. 3);

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To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 150,000,000 shares (Proposal No. 4);

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To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to eliminate our classified Board structure (Proposal No. 5);

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To approve the issuance to Searchlight Capital Partners of additional shares of our common stock equal to 20% or more of the Company’s outstanding common stock pursuant to Nasdaq listing rule 5635 (Proposal No. 6);

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To approve a share increase under the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (Proposal No. 7); and

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To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Who is entitled to vote?
Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Only stockholders of record at the close of business on the record date, February 25, 2021, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. If your shares are held for you by a beneficial holder in “street name” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares. Please see the next question below for a description of a beneficial owner in “street name.” However, in accordance with Nasdaq rules, Searchlight Capital Partners will not be voting the shares of common stock issued to Searchlight Capital Partners in connection with Proposal No. 6.
A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our corporate headquarters, 121 South 17th Street, Mattoon, Illinois 61938, during normal business hours for a period of ten days before the annual meeting and at the time and place of the annual meeting.
What is the difference between a stockholder of record and a beneficial holder of shares?
If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered a stockholder of record with respect to those shares. If this is the case, we have provided you with instructions on how to view the proxy materials.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the instructions on how to view the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the stockholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares. Please contact your broker, bank or other nominee for instructions on how to vote any shares you beneficially own.
Who can attend the meeting?
All stockholders of record as of February 25, 2021 or their duly appointed proxies, may attend the meeting. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Central Time, and you should allow time for the check-in procedures.
How can I attend the annual meeting?
In light of ongoing public health concerns regarding the COVID-19 pandemic, this year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CNSL2021. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Company’s 401(k) Plan, which must be voted prior to the meeting).
What constitutes a quorum?
A quorum of stockholders is necessary to hold the annual meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of February 25, 2021, the record date, 79,213,100 shares of our common stock were outstanding.
Proxies received but marked as withheld, abstentions, or broker non-votes will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum. In the event that a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.
How do I vote?
If you are a stockholder of record, you may vote by any of the following methods:
•
Internet.   Electronically through the Internet by accessing our materials and following the procedures described on the website listed on the Notice and posted at www.virtualshareholdermeeting.com/CNSL2021. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Notice. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you received a paper copy of the materials, which will include a proxy card, and you vote through the Internet, you should not return your proxy card. If you vote through the Internet, your proxy will be voted as you direct on the website.

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Mail.   You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. If you complete and properly sign the proxy card and return it to us, it will be voted as you direct on the proxy card. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

•
Telephone.   By calling 1-800-690-6903. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the Notice. These procedures allow you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you received a paper copy of the materials, which will include a proxy card, and you vote by telephone, you should not return your proxy card.

We recommend that you vote in advance even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you are a stockholder of record and attend the meeting, you may vote online during the meeting.
If your shares are held in “street name,” you are considered the “beneficial owner” of those shares. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, or to vote your shares during the annual meeting. You should refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares, including whether you may be able to vote electronically through your bank, broker or other record holder. If so, instructions regarding electronic voting will be provided by the bank, broker or other holder of record to you as part of the package that includes this proxy statement.
Can I revoke or change my vote after I submit my proxy?
Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is voted by:
•
delivering to our Secretary at the address on the first page of this proxy statement a written notice of revocation of your proxy by mail, by telephone or through the Internet; or

•
delivering a duly executed proxy bearing a later date.

If your shares are held in “street name,” you may revoke or change your vote by voting at the annual meeting if you obtain a proxy as described in the answer to the previous question.
How many votes are required for the proposals to pass?
•
Election of Director (Proposal No. 1).   Directors are elected by a plurality vote.

•
Ratification of the Appointment of Ernst & Young LLP (Proposal No. 2).   Approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

•
Advisory Vote on Approval of Executive Compensation (Proposal No. 3).   Approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

•
Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock to 150,000,000 Shares (Proposal No. 4).   Approval of a majority of our outstanding common stock.

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Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Eliminate our Classified Board Structure (Proposal No. 5).   Approval of two-thirds (2/3) of our outstanding common stock.

•
Approval of the Issuance to Searchlight Capital Partners of Additional Shares of our Common Stock Equal to 20% or More of the Company’s Outstanding Common Stock (Proposal No. 6).   Approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter, provided, that, in accordance with Nasdaq rules, Searchlight Capital Partners will not be voting the shares of common stock issued to Searchlight Capital Partners in connection with Proposal No. 6.

•
Approval of a Share Increase Under the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (Proposal No. 7).   Approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

•
Approval of any Other Proposals Not Presently Anticipated that may Properly Come Before the Annual Meeting or any Adjournment or Postponement of the Meeting.   Approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

How are abstentions and broker non-votes treated?
If a stockholder abstains from voting on Proposal No. 2, No. 3, No. 4, No. 5, No. 6 or No. 7, it will have the same effect as a vote “AGAINST” that proposal. With respect to Proposal No. 1, abstentions will have no effect. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval for that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter, where it will have the same effect as a vote “AGAINST” that proposal. A broker “non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given.
What if I do not specify a choice for a matter when returning a proxy?
Stockholders should specify their choice for each matter when submitting their proxies. If no specific instructions are given, properly submitted proxies will be voted:
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“FOR” the election of David G. Fuller as Class I director, in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended (see page 12);

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“FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors (see page 26);

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“FOR” the advisory approval of the compensation of the Company’s named executive officers (see page 49);

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“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 150,000,000 shares (see page 50);

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“FOR” the amendment to our Amended and Restated Certificate of Incorporation, as amended, to eliminate our classified Board structure (see page 53);

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“FOR” the approval of the issuance to Searchlight Capital Partners of additional shares of our common stock equal to 20% or more of the Company’s outstanding common stock pursuant to Nasdaq listing rule 5635 (see page 54); and

•
“FOR” the approval of a share increase under the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (see page 55).

What are the board’s recommendations?
The board’s recommendations, together with the description of each proposal, are set forth in this proxy statement. In summary, the board recommends that you vote:
•
“FOR” the election of David G. Fuller as Class I director, in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended (see page 12);

•
“FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors (see page 26);

•
“FOR” the advisory approval of the compensation of the Company’s named executive officers (see page 49);

•
“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 150,000,000 shares (see page 50);

•
“FOR” the amendment to our Amended and Restated Certificate of Incorporation, as amended, to eliminate our classified Board structure (see page 53);

•
“FOR” the approval of the issuance to Searchlight Capital Partners of additional shares of our common stock equal to 20% or more of the Company’s outstanding common stock pursuant to Nasdaq listing rule 5635 (see page 54); and

•
“FOR” the approval of a share increase under the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as amended (see page 55).

Unless you give other instructions otherwise, the Proxy Holders will vote in accordance with the recommendations of the board of directors.
What happens if additional matters are presented at the annual meeting?
Other than the seven proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting.
Pursuant to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any other matter that properly comes before the meeting, if you grant a proxy, the persons named as proxy holders on the enclosed proxy card will vote your shares as recommended by the board of directors or, if no recommendation is given, in their own discretion.
Will anyone contact me regarding this vote?
We have engaged Morrow Sodali LLC (“Morrow”) as a solicitor to facilitate voting at this Annual Meeting. Solicitations may be made by mail, telephone, facsimile, e-mail, the Internet or personal interviews. The Company will pay Morrow a fixed fee of $12,500 as compensation for its services. We may also elect to pay Morrow a “per holder” fee for expanded telephone solicitation in our discretion, and we will reimburse Morrow for its reasonable out-of-pocket expenses.

Who will tabulate and certify the vote?
A representative from Broadridge Financial Solutions, Inc. will tabulate the votes and act as Inspector of Elections.
What do I do if I receive duplicate sets of proxy materials?
You may receive more than one set of proxy materials. This duplication will occur if you have shares registered in different names or your shares are in more than one type of account maintained by Computershare, Inc., our transfer agent. To have all your shares voted, you should vote each set of proxy materials you receive.
ANNUAL REPORT
Will I receive a copy of Consolidated’s 2020 Annual Report to Stockholders?
Our 2020 Annual Report to Stockholders for the fiscal year ended December 31, 2020 was made available to stockholders concurrently with this proxy statement. The Notice contains directions for requesting a paper copy of the 2020 Annual Report to Stockholders and can also be obtained by following the instructions below. The 2020 Annual Report to Stockholders includes our audited financial statements, along with other financial information about us, which we urge you to read carefully.
How can I receive a copy of Consolidated’s Annual Report on Form 10-K?
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 26, 2021, is included in the 2020 Annual Report to Stockholders.
You can also obtain, free of charge, a copy of our Annual Report on Form 10-K, including all exhibits filed with it, by:
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accessing the Investor Relations section of our website at http://ir.consolidated.com and clicking on the “Financials & Filings” link followed by clicking on the “SEC Filings” link;

•
accessing the materials online at www.proxyvote.com;

•
writing to:

Consolidated Communications Holdings, Inc.
Attn: Investor Relations
121 South 17th Street
Mattoon, Illinois 61938-3987; or
•
telephoning us at: (844) 909-2675.

You can also obtain a copy of our Annual Report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) AND RISK MANAGEMENT
We know that our stockholders are increasingly interested in corporate social responsibility (CSR) and risk management. Now more than ever, investors and other stakeholders want to evaluate environmental, social and governance risks and opportunities, as well as understand the level of engagement of boards of directors in managing and overseeing risk.
Consolidated publishes a CSR report annually on its website, and we have included a discussion of CSR initiatives and activities in this year’s proxy statement to reinforce our commitment to these matters and demonstrate their importance to our board and management team. We also remain committed to constructive engagement with our stockholders, and our board regularly considers input from stockholders on various corporate governance matters. One example is our board’s recent decision to amend our charter to eliminate our classified or “staggered” board structure, which is being presented to stockholders for approval at this meeting (see Proposal No. 5 on page 53 for more information). Following independent discussions among our directors on this topic, we also received additional feedback from stockholders on our board structure. As a result of those discussions and feedback, our board agreed that the elimination of our classified board structure would be in the best interest of our stockholders.
Our board is also actively engaged with management in setting the strategic direction of the Company and managing risk. As further discussed in “Corporate Governance and Board Committees — Board oversight of risk” on page 22, our directors provide continual and valuable guidance to management on risk mitigation strategies and have broad oversight responsibility for our risk-management programs. In order to maintain effective board oversight of risk across our business, our board delegates certain elements of its oversight function to individual committees. As set forth in its charter, our audit committee supports the board in risk oversight of accounting and financial reporting processes, compliance with legal and regulatory requirements and the oversight of our independent auditors. Our audit committee also monitors enterprise risk-management policies and oversees the responsibilities, performance and effectiveness of the Company’s internal audit function.
Social Responsibility and Human Capital Management
Our board is also involved and engaged in how we attract, develop, retain and manage our employees. As of March 1, 2021, we employed approximately 3,200 employees, including part-time employees. We know that our people are essential to our ability to deliver value to our stockholders, and we strive to create an inclusive environment that reflects the different backgrounds, experiences, ideas and perspectives of our employees. We believe it is critical to promote and protect human rights in all the communities we serve, and in our relationships with our employees and vendors. As a long-standing employer and business partner, we strive to foster a work culture that respects and promotes fundamental human rights. Consistent with these goals, we have established a Human and Labor Rights Policy (available at www.consolidated.com/laborpolicy) to create awareness and establish expectations related to legal requirements, ethical practices and human rights.
Annually, our board meets to review our succession strategy for key roles, including the role of the CEO, taking into account our key priorities and long-term business strategy. CEO succession planning discussions are led by the chair of our Corporate Governance Committee, and discussions and planning takes place with our entire board. Our directors have direct access to and interaction with members of the senior management team, and our board is regularly updated on matters involving our workforce and workplace culture as part of its oversight role.
Integrity and Ethical Business Conduct
We place the highest value on the integrity of our directors, officers and employees and require integrity and ethical conduct in the workplace and in our business transactions. We insist on ethical dealings with others and on the ethical handling of actual or apparent conflicts of interest within personal and professional relationships. When an ethical issue or concern needs to be addressed in the workplace, we attempt to foster a work environment where these discussions can take place without the fear of retribution and also provide a system of reporting and access for anyone who wishes to report a suspected violation. Directors, officers and employees are required to deal honestly and fairly with our customers, collaborators, competitors and other third parties. In our dealings with customers and suppliers, we prohibit making or receiving bribes, kickbacks or any other improper payments, direct or indirect, to any representative of government, labor union, customer or supplier in order to obtain a contract, commercial benefit or government action. We also require the use of vendors and suppliers who adhere to the same standards of legal and ethical business conduct. We are committed to doing business with suppliers and vendors in a way that positively influences our strategic and operational goals, complies with applicable laws and regulations, provides high-quality goods and services, delivers exceptional customer service and offers competitive pricing.
Diversity and Inclusion
We embrace diversity and inclusion (D&I) and seek to hire and retain high-quality employees of all backgrounds and experiences. We believe diversity of backgrounds contributes to different ideas, which in turn drives better results for our customers and our stockholders. We respect differences and diversity as qualities that enhance our efforts as a team and believe embracing diversity and a culture of inclusion makes our company a better place to work. In accordance with these core values, we are committed to pursuing diversity in the workplace and in positions of leadership as we strive to create a work environment that provides equal access to information, development and opportunity. In 2020, we accelerated our diversity and inclusion initiatives by engaging an outside consultant and creating a program for corporate D&I activities and learning. In 2021, we began D&I leadership training for our executive team and other senior leaders and we are in the process of forming an employee diversity council as part of an enhanced and comprehensive employee engagement initiative. Across Consolidated, we are actively working to help us advance in our diversity journey and build upon our practices on diversity, inclusion and fairness.
Safe, Healthful and Secure Workplace
We also strive to create and provide a safe, healthful and secure workplace that is free from discrimination or harassment. Our workplace policies and procedures protect against behavior that creates an offensive, hostile, or intimidating work environment. Physical harm or threats, direct or implied, and illegal acts of harassment, including sexual harassment, are violations of our Code of Business Conduct and are not tolerated. We recruit, hire, assign and promote without regard to race, color, religion, sex, age, national origin, disability or any other factor prohibited by law. We also reasonably accommodate qualified applicants with covered disabilities who can perform the essential functions of the job with or without reasonable accommodations. Safety is a top priority and we have a strong, ongoing commitment to ensure employees are properly trained and have appropriate safety and emergency equipment. In addition to the extraordinary efforts we made to keep our employees safe during the COVID-19 pandemic, we provide employees with proper general environmental health and safety training and relevant training on work-related hazards they may experience.
At Consolidated, pandemics are included as part of our emergency operations plan and preparedness training. Using this plan as our guide, and following the guidance of federal, state and local authorities, our business continuity team initiated a comprehensive business response to COVID-19 addressing network reliability, safety, security and communications. At the onset of the COVID-19 pandemic, we took proactive and immediate measures to keep our customers and employees safe. This included implementing protections for our customers and employees deemed as “essential” on the front line as well as transitioning approximately 90 percent of our office employees to remote work. Employees with job requirements that could not be performed remotely were set up in company environments with increased social distancing and enhanced cleaning. Field employees were provided with required personal protective equipment, including face coverings and hand sanitizer. As discussed in “Compensation Discussion & Analysis — Overview of 2020: Events Relevant to Executive Compensation”, we implemented more flexible telecommuting and work arrangements as part of our response to the COVID-19 pandemic and our shift to a more dispersed workplace model.
We also implemented a comprehensive, multi-channel communications plan to proactively inform and update our teams. This included a dedicated Intranet portal with information on updated policies, active cases, employee communications, external resources and more. An internal email and phone number were also set up for employees to report any concerns or issues. A COVID-19 support landing page on our external website provided customers with updates on the Company’s preparedness, pandemic response and targeted business solutions. We continued to provide on-site support to our customers, unless customer policies or other circumstances or events prohibited us from doing so. When presented with a safety concern related to COVID-19, our field employees had the option to postpone or reschedule an appointment and provided customers with temporary, customized solutions to fit their needs. We take great pride that our response to COVID-19 earned us a Silver Stevie® Award in the 2020 Great Employers competition.
Commitment to Our Communities
We also believe that extending safe and responsible work habits into the communities we serve help to make them better places to live and work. We value the principles which guide and inspire us to be a good neighbor, deliver reliable services and products, and connect people in all that we do, every day. For more than 125 years, we have forged a strong legacy and tradition of philanthropy and volunteerism within the communities we serve. We believe engaging in and supporting the community improves the quality of life and creates a more vibrant place to live and work.
In 2020, we invested more than $1.5 million in the communities we serve through company giving programs, foundation grants, economic development initiatives, community events and sponsorships. We believe contributions of time are just as important as financial gifts and are proud to support employees who dedicate their time to serving the community. In 2020, our employees reported thousands of volunteer hours, despite the limitations of the COVID-19 pandemic for individuals and community organizations, in support of important initiatives and groups. Every year, we recognize distinguished employees who are committed to corporate stewardship and supporting the communities we serve with Community Service Awards.
With many unemployed as businesses closed and schools curtailed feeding programs due to the pandemic, and seeing the significantly increased demand on food banks and food pantries, we made contributions totaling $75,000 to organizations in our local service areas that provide nutritious food and meals to those in need. In addition, to keep students learning during the pandemic, we helped schools across our service area by increasing their bandwidth to boost hot spots and partnering with them to ensure low-income families had access to the Internet.
Environmental Sustainability
Our employees are also proud to serve our customers, investors, business partners, and communities as responsible corporate citizens and good stewards of the Earth and the environment. We are committed to operating a sustainable business with minimal impact on the planet and our natural environment. We continue to find sensible ways to minimize waste in our offices and facilities. Through the proper disposal of old computers and office technology products to the recycling of cardboard, paper, electronics, glass, plastic, aluminum and other items at our primary offices and larger employee locations, we believe in the importance of recycling. Out in the field, wire and equipment is processed and sorted for shipment to approved recyclers. Recognizing the effect waste can have on the communities we serve, we provide consumer education on the value of recycling phone directories, offer recycle bins and promote local recycling events. Our phone directories are printed on recycled paper and include an option for customers to opt-out of receiving future directories, further reducing their environmental impact. Customers also have the option to enroll in paperless billing, which we promote as a way to reduce waste. We comply with state, federal and local laws related to hazardous waste and, when necessary, hire certified and compliant waste disposal companies to dispose of materials in a safe and environmentally friendly manner.
Our investments in energy conservation and efficiency reflect our commitment to reducing the impacts our energy use has on the environment. In our buildings and facilities, important steps have been taken to reduce our energy consumption, including updating boilers and HVAC systems with high-efficiency units; adding motion-sensitive and/or LED lighting in several offices so lights stay on only if employees are present; and employing active-monitoring of our heating and cooling facilities to adjust to changes in ambient temperature and humidity. We also purchase Renewable Energy Credits, when possible, to utilize renewable sources for our electricity. In an effort to reduce transportation and fuel-related emissions, we encourage employees to limit air and automobile travel and encourage the use of technology solutions, such as video or phone conferencing, when possible. Through the utilization of Voice over Internet Protocol (VoIP), the need for travel by business customers is reduced as the service allows for effective and productive telecommuting options. Additionally, the need for traditional cable set-top boxes that contribute to carbon emissions and energy use is eliminated through our use of proprietary and third-party over-the-top (OTT) television platforms and solutions. By working with business partners who also embrace green initiatives and the conservation of natural resources, we strive to ensure sustainability from within our supply chains and balance environmental and fiscal responsibilities when making purchasing decisions. By educating our employees and customers on environmental issues and our sustainability initiatives and providing them with information on how they can put environmentally friendly practices in place at home and work, we are able to establish and maintain a culture of awareness and action.
Expanding Broadband Deployment
We are also committed to expanding broadband deployment and providing all Americans with digital opportunity, striving to bridge the “digital divide” in our country. Our multi-year fiber build plan (as further discussed on page 31), our pursuit of public-private partnerships in rural areas and our ongoing participation in federal and state broadband subsidy programs such as the Connect America Fund (CAF) Phase II Program and the Rural Digital Opportunity Fund (RDOF) are examples of our commitment to investing in and expanding our network to unserved and underserved communities. We also offer eligible low-income residential customers the opportunity to participate in the FCC’s Lifeline Program, which allows subscribers to receive a monthly discount on voice and qualifying Internet services.
Data Security and Protection
The safeguarding of our customers’ personal information is of the highest importance to us. We do not sell, rent or disclose personally identifiable information to any third party for marketing purposes or other reasons that are not related to rendering the services we provide to our subscribers (or activities related to our services), except as required by applicable law or with the customer’s consent. See our privacy policy (www.consolidated.com/privacy) to learn more about how we protect our customers’ personal information.
As a data privacy champion, we provide ongoing consumer education on how to protect our customers’ personal data and, more broadly, how to keep our customers and their families safe online. We also recognize and support the principle that all organizations share the responsibility of being conscientious stewards of personal information and we have undertaken significant efforts to educate our customers, employees and communities on safe online practices. Internally, our employees are kept abreast of the latest cybersecurity risks and threats and are regularly provided with educational content and information to minimize risks to our network and business systems. We maintain and regularly update actionable tips on online safety and data privacy practices at www.consolidated.com/staysafeonline.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information that has been provided to us with respect to the beneficial ownership of shares of our common stock for (i) each stockholder who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table on page 43, and (iv) all of our current directors and executive officers as a group. Unless otherwise indicated, each stockholder shown on the table has sole voting and dispositive power with respect to all shares shown as beneficially owned by that stockholder. Unless otherwise indicated, this information is current as of February 25, 2021, and the address of all individuals listed in the table is as follows: Consolidated Communications Holdings, Inc., 121 South 17th Street, Mattoon, Illinois 61938-3987.
Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percentage of Shares Outstanding
BlackRock Institutional Trust Company, N.A.(a)	11,470,328	14.4%
Searchlight III CVL, L.P.	6,352,842	8.0%
The Vanguard Group, Inc.(b)	5,805,008	7.3%
Dimensional Fund Advisors LP(c)	5,003,969	6.3%
Private Management Group, Inc.(d)	4,259,402	5.4%
C. Robert Udell, Jr.	505,722	*
Steven L. Childers	250,853	*
Robert J. Currey	157,725	*
Thomas A. Gerke	63,933	*
Maribeth S. Rahe	83,573	*
Timothy D. Taron	75,623	*
Roger H. Moore	78,140	*
Wayne Wilson	91,012	*
David G. Fuller	0	*
All directors & executive officers as a group (9 persons)	1,306,581	1.6%

*
Less than 1.0% ownership

(a)
Beneficial and percentage ownership information is based on information contained in a Form 13G/A filed with the SEC on January 26, 2021, by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. BlackRock, Inc. has sole voting power with respect to 11,356,806 shares and sole dispositive power with respect to 11,470,328 shares.

(b)
Beneficial and percentage ownership information is based on information contained in a Form 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group, Inc. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 88,694 shares, sole dispositive power with respect to 5,650,930 shares, and shared dispositive power with respect to 154,078 shares.

(c)
Beneficial and percentage ownership information is based on information contained in a Form 13G/A filed with the SEC on February 12, 2021, by Dimensional Fund Advisors LP. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746. Dimensional Fund Advisors LP has sole voting power with respect to 4,817,434 shares and sole dispositive power with respect to 5,003,969 shares.

(d)
Beneficial and percentage ownership information is based on information contained in a Form 13G/A filed with the SEC on February 9, 2021, by Private Management Group, Inc. The address of Private Management Group, Inc. is 15635 Alton Parkway, Suite 400, Irvine, California 92618. Private Management Group, Inc. has sole voting power with respect to 4,259,402 shares and sole dispositive power with respect to 4,259,402 shares

PROPOSAL NO. 1 — ELECTION OF DAVID G. FULLER AS DIRECTOR
Our board of directors consists of eight directors. Our Amended and Restated Certificate of Incorporation currently provides for the classification of our board of directors into three classes of directors, designated Class I, Class II and Class III, as nearly equal in size as is practicable, serving staggered three-year terms. Under our current Amended and Restated Certificate of Incorporation, one class of directors is elected each year to hold office for a three-year term or until successors of such directors are duly elected and qualified.
David G. Fuller is the sole Class I director whose current term expires at the annual meeting that is standing for re-election. Our Class I directors have historically included Mr. Taron and Mr. Wilson, both of whom would have been up for re-election at the annual meeting. However, Mr. Taron and Mr. Wilson have each notified the board of directors that they have elected to not stand for re-election at the conclusion of their respective terms. As a result, we expect to reduce the size of our board of directors from eight to six members following the annual meeting.
The corporate governance committee has recommended, and the board also recommends, that the stockholders elect Mr. Fuller, the sole nominee designated below as the Class I director, at this year’s annual meeting. Mr. Fuller is a representative of Searchlight Capital Partners and was appointed to our board on October 2, 2020 concurrent with the initial closing of Searchlight’s investment in the Company. Certain information with respect to Mr. Fuller’s background and the backgrounds of the non-nominee directors, are set forth below.
As described in Proposal No. 5, the board has unanimously approved, declared advisable, and resolved to recommend to our stockholders, that it is in the best interests of the Company and our stockholders to declassify the board. Therefore, if Proposal No. 5 is approved by our stockholders, the Company will file an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable following the annual meeting of stockholders, and following the effectiveness of the amendment filing, the board will no longer be classified. With the elimination of our classified board, any director elected prior to the 2021 annual meeting for a term extending beyond the 2022 annual meeting of stockholders shall, notwithstanding such term, hold office only until the 2022 annual meeting and until his or her successor has been elected and qualified, subject, however, to such director’s earlier resignation or removal. Accordingly, if Proposal No. 5 is approved by our stockholders and Mr. Fuller is elected, he will serve for a term of one year that will expire in 2022, subject to these qualifications. Further, each of our other directors have agreed to tender his or her respective resignations and will subsequently be reappointed to the declassified board by the remaining directors, such that each member of the board will serve a one-year term following the upcoming annual meeting and stand for election annually, beginning with the Company’s 2022 annual meeting of stockholders.
If Proposal No. 5 is not approved by our stockholders, no amendment to our Amended and Restated Certificate of Incorporation will be filed, and Mr. Fuller will serve a three-year term as a Class I director that will expire in 2024, or until his successor is duly elected and qualified, subject to his earlier resignation or removal.
It is the intention of the Proxy Holders, unless otherwise instructed, to vote to elect the nominee named herein as the Class I director. The nominee named herein presently serves on our board of directors and has consented to serve as a director if elected at this year’s annual meeting. In the event that the nominee named herein is unable to serve as a director, discretionary authority is reserved to the board to vote for a substitute for such nominee. The board has no reason to believe the nominee named herein will be unable to serve if elected.

Nominee standing for election to the board
Name	Age	Current Position with Consolidated Communications
David G. Fuller (Class I Director)	54	Director
Directors continuing to serve on the board
Name	Age	Current Position with Consolidated Communications
Robert J. Currey (Class III Director)	75	Chairman of the Board and Director
Maribeth S. Rahe (Class III Director)	72	Director
C. Robert Udell, Jr. (Class III Director)	55	President & Chief Executive Officer and Director
Thomas A. Gerke (Class II Director)	64	Director
Roger H. Moore (Class II Director)	79	Director
Set forth below is information with respect to the nominee to the board and each continuing director regarding their experience. After the caption “Board Contributions,” we describe some of the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director for the Company.
Business experience of nominee to the board
David G. Fuller joined our board in October 2020, and is an Operating Partner with Searchlight Capital Partners, a private equity firm, where he plays a senior advisory role to their Technology, Media and Telecom practice. Previous to this, he was a Senior Advisor to the global Technology, Media and Telecom practice of Boston Consulting Group. From 2014 until January 2019, Mr. Fuller was an Executive Vice-President of TELUS Corporation, a Canadian telecommunications company, and President, TELUS Consumer and Small Business Solutions. He previously served as the Chief Marketing Officer of TELUS from 2009 to 2014 and the Senior Vice-President, Business Solutions Marketing from 2004 to 2009. Prior to joining TELUS, Mr. Fuller spent 15 years in the management consulting industry with a number of firms, culminating in the country managing partner role at KPMG Consulting. Mr. Fuller is a member of the board of directors of Great-West Lifeco, the lead independent director of MindBeacon Holdings Inc., and the chair of the board of directors of Mitel Networks. Mr. Fuller previously served as a director of Enstream LP and the Ontario Science Centre. Mr. Fuller is a Professional Engineer and holds a MBA from the Schulich School of Business at York University and a Bachelor of Applied Science in Engineering from Queen’s University.
Board Contributions:   Mr. Fuller is a seasoned executive and business advisor with substantial experience in all aspects of the telecommunications industry. He brings an in-depth knowledge of our sector and contributes critical skills and knowledge of marketing, sales, and operations to our board, as well as a deep background in broadband and wireless technologies. Mr. Fuller’s contributions to our board are further augmented by both his extensive public and private board experiences across a number of industries, and his extensive experience as a management consultant and technology executive.
Business experience of continuing directors
Robert J. Currey serves as our Chairman of the board of directors. Mr. Currey has served as one of the Company’s directors and as a director of our predecessors since 2002 and served as our CEO from 2002 until December 31, 2014. From 2002 to November 2013, he also served as our President. From 2000 to 2002, Mr. Currey served as Vice Chairman of RCN Corporation, a competitive telephone company providing telephony, cable and Internet services in high-density markets nationwide. From 1998 to 2000, Mr. Currey served as President and CEO of 21st Century Telecom Group. From 1997 to 1998, Mr. Currey served as Director and Group President of Telecommunications Services of McLeodUSA, which acquired our predecessor in 1997. Mr. Currey joined our predecessor in 1990 and served as President through its acquisition in 1997.
Board Contributions:   Mr. Currey is a long-time, industry veteran and has significant experience leading other companies in the telecommunications and media sector. He is well known throughout the telecommunications industry and is respected as an opinion leader especially among mid-sized telecom carriers. Because of his experience and his role as our former CEO until December 31, 2014, Mr. Currey also has substantial knowledge of the Company, including its operations and strategies.
C. Robert Udell, Jr. serves as our President and CEO and as a director. Mr. Udell served as Chief Operating Officer from May 2011 to December 31, 2014, and as President from November 2013 until December 31, 2014. He became President and CEO on January 1, 2015. He has served as a director since November 2013. From 1999 to 2004, Mr. Udell served in various capacities at the predecessor of our Texas operations, including Executive Vice President and Chief Operating Officer. From 2004 to November 2013, Mr. Udell served as Senior Vice President. Prior to joining the predecessor of our Texas operations in March 1999, Mr. Udell was employed by our predecessor from 1993 to 1999 in a variety of senior roles, including Senior Vice President, Network Operations, and Engineering. He serves as the former Vice Chair and Chairman of the board of directors of the USTelecom Association and is on the board of the Greater Conroe Economic Development Council. He is also a former member of the Board of Trustees for The John Cooper School.
Board Contributions:   Mr. Udell has been in the telecommunications industry for more than 25 years, and has worked in a number of capacities. He brings a broad knowledge of our operating environment, key trends in technology and regulation, and market forces impacting the Company. Because of his role as President and CEO of the Company, he is also able to provide the board with in-depth insight into the Company’s current performance and future plans.
Maribeth S. Rahe has served as a director since July 2005. Ms. Rahe has served as President and CEO of Fort Washington Investment Advisors, Inc. since November 2003. Ms. Rahe is currently a member of the board of directors of First Financial Bancorp and First Financial Bank. From January 2001 to October 2002, Ms. Rahe was President and a member of the board of directors of U.S. Trust Company of New York, and from June 1997 to January 2001, was its Vice Chairman and a member of the board of directors.
Board Contributions:   Ms. Rahe has a deep background as a senior executive in the banking industry and is well attuned to developments in the capital markets and their potential impact on the Company. She provides a strong risk-management perspective and oversees the board’s succession planning efforts. She also qualifies as an “audit committee financial expert” under SEC guidelines and serves as our audit committee chairperson.
Thomas A. Gerke has served as a director since February 2013 and is the General Counsel and Chief Administrative Officer at H&R Block, a global consumer tax services provider. Since joining H&R Block in January 2012, at various times Mr. Gerke has had additional responsibilities, including leadership of the human resources function and serving as interim Chief Executive Officer. From January 2011 to April 2011, Mr. Gerke served as Executive Vice President, General Counsel and Secretary of YRC Worldwide, a Fortune 500 transportation service provider. From July 2009 to December 2010, Mr. Gerke served as Executive Vice Chairman of CenturyLink, a Fortune 500 integrated communications business. From December 2007 to June 2009, he served as President and CEO at Embarq, then a Fortune 500 integrated communications business. He also held the position of Executive Vice President and General Counsel — Law and External Affairs at Embarq from May 2006 to December 2007. From October 1994 through May 2006, Mr. Gerke held a number of executive and legal positions with Sprint, serving as Executive Vice President and General Counsel for over two years. Mr. Gerke is also a former director of CenturyLink, Embarq and the USTelecom Association. In addition, he is a former member of the Rockhurst University Board of Trustees and The Greater Kansas City Local Investment Commission Board of Trustees and he served as a board member of Tallgrass Energy GP, LCC, the General Partner of Tallgrass Energy, LP (NYSE: TGE), a provider of natural gas transportation and storage services.

Board Contributions:   Mr. Gerke has substantial experience in the telecommunications sector. His leadership and industry experiences bring a strong and knowledgeable operational and strategic perspective to the board’s deliberations. He also brings perspective from service on other boards. Although Mr. Gerke is not currently a member of our audit committee, he also qualifies as an “audit committee financial expert” under SEC guidelines.
Roger H. Moore has served as a director since July 2005. Mr. Moore was President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry, from October 1998 to December 2001, a member of its board of directors from July 1998 to December 2001, and its President and CEO from January 1996 to August 1998. In December of 2001, Illuminet was acquired by VeriSign, Inc. and Mr. Moore retired at that time. From September to October 1998, he served as President, CEO and a member of the board of directors of VINA Technologies, Inc., a telecommunications equipment company. From June 2007 to November 2007, Mr. Moore served as interim President and CEO of Arbinet. From December 2007 to May 2009, Mr. Moore served as a consultant to VeriSign, Inc. Mr. Moore also presently serves as a director of VeriSign, Inc. and was previously a director of Western Digital Corporation.
Board Contributions:   Mr. Moore is a seasoned telecommunications executive with a deep background in the industry and very strong technical aptitude. He has a strong entrepreneurial bent and is a knowledgeable analyst of the evolution of telecommunications and the impact of new technologies on our business. He brings perspective from service on other boards. Although Mr. Moore is not currently a member of our audit committee, he also qualifies as an “audit committee financial expert” under SEC guidelines.
Business experience of continuing executive officer
The following is a description of the background of our continuing executive officer who is not a director:
Steven L. Childers serves as CFO and Treasurer of the Company. Mr. Childers has served as CFO since April 2004 and as Treasurer since October 2019 and also served as CFO and Treasurer from November 2016 to October 2017. From April 2003 to April 2004, Mr. Childers served as Vice President of Finance. From January 2003 to April 2003, Mr. Childers served as the Director of Corporate Development. From 1997 to 2002, Mr. Childers served in various capacities at McLeodUSA, including as Vice President of Customer Service, Vice President of Sales and as a member of its Business Process Teams, leading an effort to implement new revenue assurance processes and controls. Mr. Childers joined the Company’s predecessor in 1986 and served in various capacities through its acquisition by McLeodUSA in 1997, including as President of its former Market Response division and in various finance and executive roles. Mr. Childers is a director for the Sarah Bush Lincoln Health Center, and serves as Chairman of its Finance, Audit and Compliance committee. He is also a member of the Business Advisory Board for Eastern Illinois University.
Board recommendation and stockholder vote required
The board of directors recommends a vote “FOR” the election of the director nominee named above
(Proposal No. 1).
The affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of the director nominee named above.

CORPORATE GOVERNANCE AND BOARD COMMITTEES
Are a majority of the directors independent?
Yes. The corporate governance committee undertook its annual review of director independence and reviewed its findings with the board of directors. During this review, the board of directors considered relationships and transactions between each director or any member of his or her immediate family and Consolidated and its subsidiaries and affiliates, including those reported in this proxy statement under “Certain Relationships and Related Transactions.” The board of directors also examined relationships and transactions between directors or their affiliates and members of our senior management. The purpose of this review was to determine whether any such transactions or relationships compromised a director’s independence.
The board also considered the relationship between the Company and H&R Block, a company that purchases telecommunications services from the Company in the ordinary course of business, because Mr. Gerke is an officer of H&R Block. The Company received $117,094 in payments from H&R Block in 2020 from 53 separate H&R Block locations. Similarly, the board also considered the relationship between the Company and Hefner Stark & Marois, LLP, a law firm that also purchases telecommunications services from the Company in the ordinary course of business, because Mr. Taron is a partner with Hefner Stark, & Marois. The Company received $22,167 in payments from Hefner Stark & Marois, LLP in 2020. The board concluded that since certain of the services provided by the Company to H&R Block and Hefner Stark & Marois, LLP are offered pursuant to state and federal tariffs, and that purchases of all services were made on customary business terms, these relationships were not material for purposes of The NASDAQ Stock Market LLC’s (“NASDAQ”) listing standards and would not influence Mr. Gerke’s nor Mr. Taron’s actions or decisions as directors of the Company.
As a result of this review, our board of directors affirmatively determined that Messrs. Currey, Fuller, Gerke, Moore, Taron and Wilson and Ms. Rahe are independent for purposes of Rule 5605(a)(2) of NASDAQ’s Marketplace Rules. The board also determined that each member of the audit committee, Messrs. Taron, Wilson and Fuller and Ms. Rahe, satisfy the heightened standards of independence for audit committee members set forth in Rule 10A- 3(b)(1) of the Exchange Act. Additionally, the board determined that each member of the compensation committee, Messrs. Gerke and Moore and Ms. Rahe, satisfy the heightened standards of independence for compensation committee members pursuant to Rule 5605(d)(2)(A) of the NASDAQ Marketplace Rules.
How are our directors compensated?
The compensation committee reviews compensation and benchmarking data for the Company’s outside directors in connection with setting retainer levels and compensation for serving on board committees. For 2020, non-employee directors, with the exception of our non-executive Chairman, received the following cash compensation:
Cash Compensation
Board Retainer	$72,500
Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$13,500
Corporate Governance Committee Chair Retainer	$10,000
Committee Member Retainer	$4,000
In addition to the cash compensation described above, a restricted share award of 18,390 shares was made to each of the directors, other than Mr. Udell, in February 2020 pursuant to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan, as amended (the “LTIP”). The number of shares granted to these directors was determined by dividing a target value of $105,188 by the 20-day average closing price of the Company’s stock as of two trading days before the award date ($5.72 per share). The actual grant date value of the awards was $116,041, reflecting a fair value of $6.31 per share on March 2, 2020. These restricted share awards vested on December 5, 2020. Because stockholder approval is required at the 2021 annual stockholder meeting to approve additional shares available for issuance under the LTIP, annual restricted share awards have not yet been granted to directors for 2021. We anticipate, subject to stockholder approval, making 2021 restricted share grants to directors in May 2021 following the stockholder meeting at a target value to be approved by the board.
Mr. Udell does not receive compensation for his service on the board. Mr. Udell’s compensation is set forth in the Summary Compensation Table and explained further in the Compensation Discussion and Analysis section of this proxy statement.
We also reimburse all non-employee directors for reasonable expenses incurred to attend board and board committee meetings. Reimbursable expenses were significantly lower in 2020 as the board conducted in-person meetings in February only. All other regular and special meetings in 2020 were held via videoconference.
Compensation for directors is benchmarked against a peer group of 13 companies. Willis Towers Watson, our independent compensation consultant, developed this peer group to evaluate compensation against companies similar in size and scope to us and with whom we compete for investors. For more information regarding the role of the independent compensation consultant and our peer group, see “Compensation Discussion and Analysis — Executive Compensation Objectives” on page 32.
How is our non-executive Chairman compensated?
Effective January 1, 2018, Mr. Currey was appointed as non-executive Chairman of our board of directors, and on December 31, 2020, he qualified as an independent director under Nasdaq rules. Since Mr. Currey’s appointment as Chairman, the compensation committee has annually evaluated his compensation in the context of the Company’s leadership transition process and the continual increase in the scope and responsibilities of Mr. Udell’s role as President and Chief Executive Officer. As part of these annual evaluations, the Company has worked with Willis Towers Watson to assess the competitive market position and benchmark pay levels for Mr. Currey.
Through this process and as further discussed in our 2020 proxy statement, the compensation committee approved a two-step reduction in Mr. Currey’s annualized retainer from $300,000 to $200,000 over a two-year period. Accordingly, Mr. Currey’s annual retainer for his service as Chairman of our board in 2020 was reduced from $300,000 to $250,000 and was further reduced to $200,000 effective January 1, 2021.
In addition to the reduction in the cash retainer, Mr. Currey was granted a restricted share award in 2020 with a fair value grant target of $105,188. Mr. Currey’s award was equal to the restricted share awards issued to other non-employee directors in 2020. The actual grant date value of his 2020 award was $116,041, reflecting a fair value of $6.31 per share on the March 2, 2020 grant date.

Director summary compensation table
The table below discloses all compensation provided to each non-employee director of the Company in 2020.

Name	Fees Earned or Paid in Cash ($)	Fair Value of Share Grant ($)(1)	Total ($)
Robert J. Currey, Board Chair	$250,000	$116,041	$366,041
Roger H. Moore, Compensation Committee Chair	$97,625	$116,041	$213,666
Maribeth S. Rahe, Audit Committee Chair	$104,125	$116,041	$220,166
Timothy D. Taron, Corporate Governance Committee Chair	$94,125	$116,041	$210,166
David G. Fuller	$20,125(2)	—	$20,125
Thomas A. Gerke	$84,125	$116,041	$200,166
Dale E. Parker	$80,125	$116,041	$196,166
Wayne Wilson	$80,125	$116,041	$196,166

(1)
Stock Awards.   The amounts in this column represent the grant date fair value ($6.31 per share) of the restricted share award made on March 2, 2020 to Mr. Currey, Mr. Moore, Ms. Rahe, Mr. Taron, Mr. Gerke, Mr. Parker, and Mr. Wilson; in each case computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Mr. Fuller did not receive a restricted share award in 2020. Also see Footnote 10 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for an explanation of the assumptions made by the Company in the valuation of these awards. None of our non-employee directors had any unvested awards outstanding as of December 31, 2020.

(2)
Mr. Fuller received a pro-rated cash retainer payment based on his appointment to the board in October 2020.

Stock ownership guidelines for non-employee directors
The board has well-established guidelines regarding stock ownership by non-employee directors. The ownership guidelines require non-employee directors to own a level of qualifying equity securities with an aggregate market value of at least three times the annual cash retainer payable to them.
Our stock ownership guidelines provide that, until a non-employee director satisfies the applicable holding requirement, he or she is required to retain 100% of any covered shares. Covered shares include shares owned directly or indirectly by the non-employee director, and the after-tax value of vested stock option awards and vested restricted shares, reflecting shares sold or withheld to (i) pay any applicable exercise prices for an equity award or (ii) satisfy withholding tax obligations arising in connection with the exercise, vesting, or payment of an award. Non-employee directors must meet the stock ownership requirement within five years of becoming a member of the board. All of our non-employee directors have met or are otherwise expected to meet their objectives within the five-year time requirement.
How often did the board meet during 2020?
The board met 18 times during calendar year 2020. Each director attended at least 75% of the board meetings and meetings of board committees on which they served. In connection with regularly scheduled meetings of the board or committees of the board during 2020, the independent directors held 13 meetings at which only independent directors, or only independent directors and Mr. Currey, were present.
What is the policy regarding director attendance at annual meetings?
Absent special circumstances, each director is expected to attend the annual meeting of stockholders. Each of the Company’s then-current directors attended the 2020 annual meeting of stockholders, which was held virtually.

What is the leadership structure of the board?
In consultation with the corporate governance committee, the board reviews the leadership structure from time to time in order to ensure that the board’s leadership structure is optimal for the board at the current time. Until November 2013, the board had separated the Chairman’s role from the CEO’s role. When Mr. Currey became Chairman of our board of directors in November 2013, the board determined that it would be in the best interests of the Company if he retained the CEO title as well, as a part of the Company’s succession plan. Effective January 1, 2015, as a planned additional step in the CEO succession plans, Mr. Currey became Executive Chairman of our board, but no longer acted as the Company’s Chief Executive Officer. Mr. Udell became President and CEO on January 1, 2015. On January 1, 2018, as the final step in the CEO succession plan, the board appointed Mr. Currey as the non-executive Chairman of our board of directors. The board believes this current separation of duties is in the best interest of the Company. Mr. Currey is a long-time industry veteran and has relationships with other industry participants and the various regulatory and public policy bodies with whom the Company must interact. By serving as Chairman, Mr. Currey is able to bring this knowledge to bear as he works with Mr. Udell, our President and CEO, in the daily decision making and long-term strategy development for the Company. This structure also provides continuity of leadership and a respectful climate of informed and open dialogue, debate, and decision-making on topics important to the Company and its stockholders. The board does not have a lead independent director, but each of the board’s committees is composed solely of independent directors. Mr. Currey became an independent director under NASDAQ Marketplace Rules on December 31, 2020 following the expiration of the three-year period of his transition to non-executive Chairman. The board will continue to review the leadership structure of the board from time to time and will appoint a lead independent director if it determines that doing so would be in the best interests of the Company and its stockholders.
What committees has the board established?
The board has standing audit, corporate governance and compensation committees. The membership of the standing committees currently is as follows:
Name	Audit Committee	Corporate Governance Committee	Compensation Committee
Roger H. Moore		*	Chairperson
Maribeth S. Rahe	Chairperson		*
Timothy D. Taron	*	Chairperson
Thomas A. Gerke Wayne Wilson	*	*	*
David G. Fuller	*	*

*
indicates member

Audit Committee.   The audit committee consists of Messrs. Taron, Fuller and Wilson and Ms. Rahe, who serves as the Chairperson. Both Mr. Taron and Mr. Wilson have decided not to stand for re-election as directors at this year’s annual meeting and, therefore, will not be members of the audit committee at the end of their respective current terms, which expire at this year’s annual meeting. The board has determined that all members of the audit committee are independent for purposes of Rule 5605(a)(2) of NASDAQ’s Marketplace Rules and Rule 10A-3(b)(1) of the Exchange Act. The board has also determined that in addition to being independent, each of Mr. Wilson and Ms. Rahe is an “audit committee financial expert” as such term is defined under the applicable SEC rules and is presumed to be financially sophisticated for purposes of Rule 5605(c)(2)(A) of NASDAQ’s Marketplace Rules.
The audit committee met four times during 2020. The board has adopted an audit committee charter, which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link.

The principal duties and responsibilities of the audit committee are to assist the board in its oversight of:
•
the integrity of our financial statements and reporting process;

•
our compliance with legal and regulatory matters;

•
the independent auditor’s qualifications and independence;

•
risk management of the Company, including reviewing risks and exposures relating to financial reporting, particularly disclosure and SEC reporting, disclosure controls, internal control over financial reporting, accounting, internal and independent auditors, financial policies, and tax, investment, credit and liquidity matters; and

•
the performance of our independent auditors.

Our audit committee is also responsible for the following:
•
conducting an annual performance evaluation of the audit committee;

•
compensating, retaining, and overseeing the work of our independent auditors;

•
establishing procedures for (a) receipt and treatment of complaints on accounting and other related matters and (b) submission of confidential employee concerns regarding questionable accounting or auditing matters;

•
reviewing and overseeing all related party transactions required to be disclosed in our proxy statement pursuant to our Related Person Transactions Policy, which we describe beginning on page 61; and

•
preparing reports to be included in our public filings with the SEC.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. See the “Report of the Audit Committee of the Board of Directors” on page 24.
Corporate Governance Committee.   The corporate governance committee consists of Messrs. Gerke, Moore and Taron, who serves as Chairperson. As Mr. Taron has decided not to stand for re-election at the annual meeting, his service as Chairperson and as a member of the corporate governance committee will end at the annual meeting. The board has determined that each of Mr. Gerke, Mr. Moore and Mr. Taron are independent for purposes of Rule 5605(a)(2) of NASDAQ’s Marketplace Rules.
The corporate governance committee met four times during 2020. The board has adopted a corporate governance committee charter, a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link.
The principal duties and responsibilities of the corporate governance committee are as follows:
•
to identify individuals qualified to become directors and to select, or recommend that the board select, director nominees;

•
to develop and recommend to the board the content of our corporate governance principles, including our commitment to social responsibility, a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link;

•
to review with management and, as the corporate governance deems useful, consultants or legal counsel, the areas of material risk to the corporation relating to (i) management continuity and succession planning, (ii) board and board committee selection, composition, evaluation, continuity and succession planning, (iii) directors’ and officers’ liability insurance, and (iv) other corporate governance matters; and

•
to oversee the evaluation of our board and management team.

In evaluating candidates for directorships, our board, with the assistance of the corporate governance committee, will take into account a variety of factors it considers appropriate, which may include strength of character and leadership skills; general business acumen and experience; broad knowledge of the telecommunications industry; knowledge of strategy, finance, internal business and relations between telecommunications companies and government; age; number of other board seats; and willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the board. We have not previously paid a fee to any third party in consideration for assistance in identifying potential nominees for the board. While the board has not adopted a specific policy regarding diversity, it believes the diverse backgrounds and perspectives of its current directors, as described above for each nominee and current director under the heading “Board Contributions,” are well suited to the oversight of the Company’s management team, its business plans and its performance.
Compensation Committee.   The compensation committee consists of Mr. Moore, who serves as its Chairperson, Ms. Rahe and Mr. Gerke. The board has determined that each of Mr. Moore, Ms. Rahe and Mr. Gerke is independent for purposes of Rule 5605(a)(2) of NASDAQ’s Marketplace Rules and satisfies the heightened standards of independence for compensation committee members pursuant to Rule 5605(d)(2)(A) of NASDAQ’s Marketplace Rules.
The compensation committee met five times during 2020. The board has adopted a compensation committee charter, a copy of which may also be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link.
The principal duties and responsibilities of the compensation committee are as follows:
•
to review and approve goals and objectives relating to the compensation of our CEO and, based upon a performance evaluation, to determine and approve the compensation of the CEO and other senior officers;

•
to review compensation risk to determine whether compensation policies and practices for employees are reasonably likely to have a material adverse effect on the Company, including whether the design or operation of the Company’s compensation programs encourage employees to engage in excessive risk- taking, are aligned to the interests of stockholders, promote effective leadership and leadership development and appropriately award pay for performance;

•
to approve the grant of long-term incentive awards Company-wide and recommend amendments to the Company’s executive compensation programs to the board for approval;

•
to review and recommend to the board of directors, or approve, new executive compensation programs, based on its periodic review of the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose;

•
to establish and periodically review policies in the area of senior management perquisites;

•
to make recommendations to our board on incentive compensation and equity-based plans; and

•
to prepare reports on executive compensation to be included in our public filings with the SEC.

Additional information on the compensation committee’s processes and procedures for the consideration and determination of executive and director compensation are addressed in the “Compensation Discussion and Analysis — Processes and Procedures for the Consideration and Determination of Executive and Director Compensation” section of this proxy statement.
Changes to Committee Assignments in 2021.   As a result of Mr. Taron and Mr. Wilson deciding not to stand for re-election to the board at the end of their respective current terms, both of which expire at this year’s annual meeting, our board intends to review and reassign certain committee roles at its regularly scheduled April 2021 meeting. Any reassignments will be made in accordance with the requirements of our committee charters and the rules and guidelines applicable to membership on such committees and are expected to be effective with the next scheduled meeting of any impacted committee.
Role of independent compensation consultant
The compensation committee has directly engaged Willis Towers Watson as its outside consultant to assist it in reviewing the effectiveness and competitiveness of the Company’s executive compensation and outside director programs and policies. Pursuant to its charter and NASDAQ listing standards, the compensation committee regularly reviews the independence of Willis Towers Watson relative to key factors, including whether:
•
Willis Towers Watson provides any other services to the Company;

•
the amount of fees paid to Willis Towers Watson relative to the total revenue of the firm;

•
policies in place to prevent conflicts of interest;

•
any personal or business relationships with members of the compensation committee;

•
ownership of Company stock; and

•
any personal or business relationships with executive officers.

The Company paid Willis Towers Watson $76,040 for services provided to the compensation committee in 2020 and $93,083 for services provided to the compensation committee in 2019. Willis Towers Watson also provided pension actuarial services and individual employee pension benefit calculations support to the Company during 2020, for which the Company paid Willis Towers Watson $111,885. The Company also paid Willis Towers Watson $148,579 for other pension-related services, technical and administrative services, and certain other out-of-scope services in 2020. The decision to engage Willis Towers Watson for these services was made by the Company’s human resource staff and the pension committee of management. The Company’s relationship with Willis Towers Watson (and its predecessor Watson Wyatt) is longstanding, pre-dating the Company’s initial public offering of stock, whereby Willis Towers Watson performs ad hoc issue analysis as requested from time-to-time by management, and neither the compensation committee nor the board approved such other services.
Willis Towers Watson’s work in 2020 consisted principally of performing analysis and providing recommendations concerning the compensation programs for the Company’s directors and senior management personnel, as well as consulting support on the upcoming and future equity grant cycles, including:
•
reassessment and review of the peer group companies to be used in compensation analysis;

•
evaluation and benchmarking certain of the Company’s directors and senior management jobs relative to the peer group and to broad marketplace trends;

•
analysis of total direct compensation programs including salary, bonus and long-term incentives;

•
evaluation and recommendations concerning the type, amount and frequency of long-term incentive compensation to be offered to the non-executive senior management personnel going forward; and

•
equity grant cycle modeling and consulting support.

For a further description of this work, please refer to the Compensation Discussion & Analysis section.
Board oversight of risk
The Company’s board of directors has responsibility for general oversight of risk management of the Company and has delegated oversight of certain risks, as appropriate, to the audit committee, the compensation committee and the corporate governance committee, as further described below.
As set forth in the audit committee charter, the audit committee reviews with management and, to the extent the committee deems it appropriate, with the independent auditors or counsel to the corporation, compliance with laws and regulations, major pending litigation, and risks and exposures relating to financial reporting, particularly disclosure and SEC reporting, disclosure controls, internal control over financial reporting, accounting, internal and independent auditors, financial policies, and tax, investment, credit and liquidity matters.
The compensation committee reviews compensation risk to determine whether compensation policies and practices for employees are reasonably likely to have a material adverse effect on the corporation, including whether the design or operation of the corporation’s compensation programs encourage employees to engage in excessive risk-taking, is aligned to the interests of stockholders, promotes effective leadership and leadership development, and appropriately awards pay for performance. In doing so, the committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunities under the corporation’s incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements. In February 2020, the compensation committee reviewed the Company’s compensation policies and practices and determined that these programs are not reasonably likely to have a material adverse effect on the corporation.
The corporate governance committee reviews with management and, as the committee deems useful, consultants or legal counsel, the areas of material risk to the corporation relating to (i) management continuity and succession planning, (ii) board and board committee continuity and succession, (iii) directors’ and officers’ liability insurance, and (iv) other corporate governance matters.
Management has an Enterprise Risk Management (“ERM”) steering committee in place which includes the CFO and other key executives. The CFO, as ERM committee chairman, is the primary liaison between management and the board regarding the ERM implementation and process. The steering committee has responsibility for the implementation and oversight of the ongoing ERM process including identifying, prioritizing, and assigning ownership of key risks. The management team has primary responsibility for monitoring and managing these key risks which could affect the Company’s operating and financial performance. ERM is a standing agenda item on the quarterly board meeting agenda. At least annually, upon reviewing and establishing the financial and operating targets for the next fiscal year, the management team reviews, with the full board, the key risks facing the Company during the upcoming year and the plans the Company has put in place to mitigate those risks.
Stockholder recommendations for director nominations
As noted above, the corporate governance committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders. Recommendations of stockholders should be timely sent to us, in accordance with the deadlines set forth under the caption “Stockholder Proposals for 2022 Annual Meeting,” either in person or by certified mail, to the attention of the Secretary, Consolidated Communications Holdings, Inc., 121 South 17th Street, Mattoon, Illinois 61938-3987. Any recommendations submitted to the Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation, and must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director, if elected. The corporate governance committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the corporate governance committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance committee may, among other things, conduct interviews, obtain additional background information and conduct reference checks of the candidate. The corporate governance committee may also ask the candidate to meet with management and other members of the board.
Communications with directors
Stockholders interested in communicating directly with the board or the independent directors may do so by writing to the Secretary, Consolidated Communications Holdings, Inc., 121 South 17th Street, Mattoon, Illinois 61938. The Secretary will review all such correspondence and forward to the board or the independent directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with functions of the board or that he otherwise determines requires their attention. Any director or any independent director may, at any time, review a log of all correspondence received by the Company that is addressed to members of the board or independent directors and request copies of such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the audit committee and handled in accordance with the procedures established by the audit committee with respect to such matters.

Code of Business Conduct and Ethics
The board has adopted a Code of Business Conduct and Ethics (the “Code”), a copy of which may be found by accessing the investor relations section of our website at http://ir.consolidated.com and clicking on the “Corporate Governance” link. Under the Code, we insist on honest and ethical conduct by all of our directors, officers, employees and other representatives, including the following:
•
Our directors, officers and employees are required to deal honestly and fairly with our customers, collaborators, competitors and other third parties;

•
Our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of Consolidated; and

•
Our directors, officers and employees should not disclose any of our confidential information or the confidential information of our suppliers, customers or other business partners.

We are also committed to providing our stockholders and investors with full, fair, accurate, timely and understandable disclosure in the documents that we file with the SEC. Further, we will comply with all laws, rules and regulations that are applicable to our activities and expect all of our directors, officers and employers to obey the law.
Our board of directors and audit committee have established the standards of business conduct contained in this Code and oversee compliance with this Code. Training on this Code is included in the orientation of new employees and has been provided to existing directors, officers and employees. If it is determined that one of our directors, officers or employees has violated the Code, we will take appropriate action including, but not limited to, disciplinary action, up to and including termination of employment. If it is determined that a non-employee (including any contractor, subcontractor or other agent) has violated the Code, we will take appropriate corrective action, which could include severing the contractor, subcontractor or agency relationship.

REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS
The audit committee is made up solely of independent directors, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter, which was last amended on April 30, 2018 and which is available by accessing the investor relations section of our website at http://ir.consolidated.com. The charter of the audit committee specifies that the purpose of the audit committee is to assist the board of directors in fulfilling its oversight responsibility for:
•
the quality and integrity of the Company’s financial statements;

•
the Company’s compliance with legal and regulatory requirements;

•
the independent auditors’ qualifications and independence; and

•
the performance of the Company’s independent auditors.

In carrying out these responsibilities, the audit committee, among other things, supervises the relationship between the Company and its independent auditors including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, pre-approving audit engagement fees and non-audit services and evaluating their independence. The audit committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The audit committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.
The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include (i) auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and (ii) auditing the financial statements and expressing an opinion on the effective operation of, the Company’s internal control over financial reporting.
The audit committee met four times during fiscal year 2020. The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The audit committee’s meetings include executive sessions with the Company’s independent auditor and, at least quarterly and at other times as necessary, sessions without the presence of the Company’s management.
As part of its oversight of the Company’s financial statements, the audit committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditor, the audited financial statements of the Company for the fiscal year ended December 31, 2020. The audit committee discussed with Ernst & Young LLP such matters as are required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with the Audit Committee, relating to the conduct of the audit. The audit committee also has discussed with Ernst & Young LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter the audit committee received from the independent auditor as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.
Based on its review and discussions referred to above, the audit committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with Securities and Exchange Commission. The audit committee has also selected Ernst & Young LLP as the Company’s independent auditors for 2021.
MEMBERS OF THE AUDIT COMMITTEE
Maribeth S. Rahe, Chairperson
David G. Fuller
Timothy D. Taron
Wayne Wilson

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES
Audit Committee’s Pre-Approval Policies and Procedures
In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the audit committee charter, all audit, audit-related tax, and non-audit work performed by our independent registered public accounting firm, Ernst & Young LLP, must be submitted to the audit committee for specific approval in advance by the audit committee, including the proposed fees for such work. The audit committee has not delegated any of its responsibilities under the Sarbanes-Oxley Act of 2002 to management.
Principal Accounting Firm Fees
Fees (including reimbursement for out-of-pocket expenses) paid to our independent registered public accounting firm for services in 2020 and 2019 were as follows:
$ in millions	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
2020	$1.9	$0.4	$0.2	—
2019	$1.9	—	$0.7	—
Audit Fees include fees billed for professional services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for fiscal years 2020 and 2019, including the audit of internal controls over financial reporting under the Sarbanes-Oxley Act of 2002 and comfort letters.
Audit-Related Fees in 2020 consisted of due diligence services in connection with acquisition and disposition activities. There were no Audit-Related Fees in 2019.
Tax Fees include fees billed for professional services rendered by Ernst & Young LLP related to tax consulting and tax compliance services of which $100,000 and $300,000 for 2020 and 2019, respectively, were for activities related to legal entity consolidation efforts and the Company’s acquisition and disposition activities, with the remainder for tax compliance work.
For fiscal years 2020 and 2019, there were no All Other Fees. For fiscal years 2020 and 2019, Tax Fees or All Other Fees disclosed above, were approved in reliance on the exceptions to the pre-approval process set forth in 17 CFR 210.2-01(c)(7)(i)(C).

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021. Our stockholders are being asked to ratify this appointment at the annual meeting. Ernst & Young LLP has served as our auditors since December 31, 2002.
Board Recommendation and Stockholder Vote Required
The board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021
(Proposal No. 2).
The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval. Representatives of Ernst & Young LLP, expected to be present at the 2021 annual meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.
If the appointment is not ratified, the audit committee will reconsider the appointment.

EQUITY COMPENSATION PLAN INFORMATION
Prior to the closing of our initial public offering in July 2005, our stockholders approved the 2005 Long-Term Incentive Plan (the “LTIP” or the “Plan”), which was effective upon completion of our initial public offering. At the 2009, 2010, 2015 and 2018 annual meetings of stockholders, our stockholders approved amendments to the LTIP, including periodic increases in the number of shares available for issuance under the Plan.
On February 21, 2021, our board adopted an amendment and restatement of the Plan, in the form attached to this proxy statement as Exhibit C. As described in Proposal No. 7, we are asking our stockholders to approve an increase in the number of shares of common stock available under the LTIP by 5,400,000 shares. Our board approved this increase, subject to stockholder approval at the annual meeting, as well as certain other changes reflected in the Plan.
The only material changes from the Plan as in effect prior to this amendment are (i) the increase of 5,400,000 shares available for issuance under the LTIP, from 4,650,000 shares to 10,050,000, (ii) extending to time-based stock awards and stock unit awards the requirement that dividends and dividend equivalents are payable only to the extent such awards vest and (iii) eliminating the ability to reissue shares used to pay the stock option exercise price or withholding taxes due in connection with the exercise of a stock option or stock appreciation right. With respect to (ii) and (iii) above, our board approved these amendments in an effort to improve the governance of the plan and promote best practices that we believe our stockholders support.
The following table sets forth information regarding the LTIP, the Company’s only equity compensation plan, as of December 31, 2020:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(1)
Equity compensation plans approved by security holders	—	—	400,922
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	400,922

(1)
400,922 shares remain available for future issuance under the LTIP, as described above.

COMPENSATION COMMITTEE REPORT
This report and the Company’s Compensation Discussion and Analysis was prepared in consultation with the compensation committee’s independent compensation consultant regarding evolving market practices. The compensation committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis as included in this Proxy Statement.
Based upon the review and discussions referred to above, the compensation committee recommended to the board of directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.
The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.
The compensation committee of the board of directors furnishes the following report to the stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.
This report is submitted on behalf of the members of the compensation committee:
MEMBERS OF THE COMPENSATION COMMITTEE
Roger H. Moore, Chairperson
Thomas A. Gerke
Maribeth S. Rahe

COMPENSATION DISCUSSION AND ANALYSIS
This section of the proxy statement is intended to provide stockholders with information about the compensation awarded to the Company’s named executive officers in 2020 and how it was determined. This information includes a description of the key elements of the Company’s compensation program and the philosophy and rationale behind the compensation committee’s executive compensation decisions. The named executive officers in 2020 are listed in the Summary Compensation Table of this proxy statement and below:
C. Robert Udell, Jr., President and Chief Executive Officer
Steven L. Childers, Chief Financial Officer and Treasurer
Overview of 2020: Events Relevant to Executive Compensation
Financial Overview
2020 was a year of challenge and uncertainty that presented the U.S. with a public health crisis, intensifying political division, social unrest and economic disruption. For our Company, we faced significant challenges and opportunities, including:
1.
In our industry, rural local exchange carriers (RLECs) continued to face revenue losses and formidable competition from cable, wireless and other telecommunication service providers. In the midst of these challenges, investors continued to demand that RLECs reduce debt and leverage levels and implement prudent capital allocation models.

2.
Beginning in March 2020, the COVID-19 pandemic forced the Company to respond in unprecedented ways to ensure the safety of our employees, customers and business partners. We quickly pivoted to a more flexible distributed workforce model and ordered approximately 90 percent of our office employees in 23 states to work from home, a policy which remained in effect through the end of the year. We also implemented other broad safety precautions, including requiring social distancing and mandatory facial coverings at work locations, restricting access to facilities and work sites, instituting call-aheads for customer premises visits, and providing field employees with personal protective equipment and cleaning supplies. We spent a significant amount of time in emergency operations and pandemic planning, while assuring business continuity and providing reliable service and support to our customers.

3.
At the same time COVID-19 presented significant health and safety challenges for our business, the pandemic also highlighted the crucial need for connectivity in our communities. Our customers, businesses, governments, health care systems and schools relied more than ever on telecommunications services to keep them safe, working, informed and entertained. Despite supply chain disruptions, resource constraints and a challenging economy, we successfully increased fiber deployment and broadband penetration in key markets in 2020. As a result of increased usage from work-from-home and remote learning applications, customer demand for new services and bandwidth upgrades increased in 2020 compared to the prior year, and we responded aggressively to meet this additional demand. As an example, we entered into 9 public / private new municipal broadband partnerships last year that are expected to increase 1G fiber availability to a total of 10,000 additional locations in northern New England by the end of 2021.

Despite the challenging environment, we took advantage of the unique opportunities presented by increased reliance on telecommunications services in 2020 and achieved several important accomplishments and key 2020 financial and performance objectives, including:
•
Securing a $425 million strategic investment from Searchlight Capital Partners L.P. (“Searchlight”) concurrent with the refinancing of substantially all of our outstanding debt;

•
Generating revenue of $1.304 billion, including growing overall consumer broadband revenue by approximately 2.3% and commercial and carrier data and transport revenue by 1.9% as compared to 2019;

•
Generating adjusted EBITDA of $529.2 million, representing an improvement of 1.1% from 2019 and an adjusted EBITDA margin of approximately 40.6%;* and

•
Reducing our net leverage ratio from 4.33x to 3.39x as of December 31, 2020.**

Searchlight’s strategic investment represented a pivotal transaction for the Company and for the customers and communities we serve. We believe that Searchlight’s significant experience investing in communications infrastructure assets makes them a valuable partner to the Company as we take the next step in executing against our fiber-focused, data-first strategy. Searchlight’s investment is a validation of the quality of our network, the growth opportunities inherent in our business, and the capabilities of our management team. We believe investing in our network will enhance the competitive position of our business and facilitate the continued transformation of our Company into a leading super-regional fiber communications service provider.
Most importantly, we can now invest in our network from a position of financial strength. After giving effect to the Searchlight investment and the refinancing, we have significantly extended our maturities, enhanced our liquidity profile and reduced net leverage. In addition to strengthening our balance sheet, the Searchlight investment and the concurrent refinancing of our debt allows us to quickly begin accelerating investment in our fiber network. Our new “value creation plan” (discussed further below) has set a target of upgrading approximately 1.6 million homes and small businesses to 1 Gig capable Fiber-to-the-Home/Premise (“FttP”) by 2025.
Key 2020 Compensation Decisions
When making annual compensation decisions, our compensation committee considers peer group pay levels, overall Company performance, the performance of the executives, and budget constraints. Our compensation committee has a long-term strategy of increasing our executives’ pay opportunity to the median of the Company’s peer group to bring their compensation opportunity in line with competitors. However, at the beginning of 2020, the compensation committee, in collaboration with Mr. Currey and Mr. Udell, elected to suspend this strategy after taking into account the Company’s 2019 performance, the decline in our stock value in 2019 and the corresponding reduction in value to our stockholders. As a result, the compensation committee made no changes to base salary or short-term incentive targets for the named executive officers in 2020.
In 2020, the compensation committee elected to reduce Mr. Udell’s long-term incentive annual target grant value by 15% compared to his approved target grant value in 2019. The percentage reduction in Mr. Udell’s grant was generally consistent with the same percentage reduction in target grant value applied to awards made to other senior leader and executives in 2020, reflecting Mr. Udell’s and the committee’s desire to align pay with Company performance. With Mr. Udell’s full support, the compensation committee elected to increase Mr. Childers’ long-term incentive annual target grant value in 2020 by 17% in recognition of the significant discrepancy between his overall compensation relative to target compensation levels within our peer group.
Despite the significant challenges presented by 2020, the Company performed well and overachieved its 2020 performance targets. In the compensation committee’s review of 2020 performance, the compensation committee determined the short-term incentive bonuses earned by the executives by computing the weighted average of the actual achievement of the 2020 performance targets. The weighted average achievement was 100.46% of target for both Mr. Udell and Mr. Childers, resulting in a payout of 100.46% of target for each of Mr. Udell and Mr. Childers. In addition, Mr. Childers received a one-time discretionary cash bonus of $100,000 in 2020 for his work successfully securing the Searchlight investment. (See the Summary Compensation table on page 43.)
The compensation committee also awarded both Mr. Udell and Mr. Childers 100.46% of the target number of annual performance shares previously granted to the named executive officers in March 2020.

*
For a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income, please refer to Item 6 of our Annual Report on Form 10-K (page 27) for the fiscal year ended December 31, 2020.

**
Net leverage ratio is a non-GAAP financial measure calculated as net debt (total debt less cash and cash equivalents) divided by adjusted EBITDA for the fiscal year.

Consistent with the changes implemented in 2019, these earned performance shares remain subject to adjustment based on the Company’s performance relative to the performance peer group’s total stockholder return (“TSR”) and vest following the end of a three-year performance measurement period. The use of TSR and the extension of the performance period from one to three years further enhance the alignment of the awards with our stockholders’ experience and differentiates our short-term and long-term incentive plan metrics and goals. As further discussed in “Key 2021 Compensation Decisions”, our compensation committee also recognized that stockholders want more balance and less overlap in our annual and long-term performance goals. As a result, the compensation committee took steps in 2021 to differentiate the metrics used for the short-term and long-term incentive programs in order to differentiate the performance metrics and emphasize different annual and longer-term strategic goals.
2020 Compensation
Adjustments:*
Name	Base Salary	Short-term Incentive	Long-term Incentive	Total Direct Compensation
C. Robert Udell, Jr.	0%	0%	-15%	-10%
Steven L. Childers	0%	0%	17%	9%

*
These adjustments reflect the percentage increases for each element of total direct compensation, individually and in the aggregate, for Mr. Udell and Mr. Childers, assuming payouts at the applicable target levels. Long-term incentive and total direct compensation adjustment amounts are based on target grant values approved by our compensation committee in 2019 and 2020. The actual grant value of the long-term incentive awards for Mr. Udell and Mr. Childers were higher than the target values reflected above based on the fair value of the awards on the grant date ($9.69 per share on March 4, 2019 and $6.31 per share on March 2, 2020).

These adjustments were made in consultation with the compensation committee’s independent compensation consultant regarding evolving market practices. We continue to believe these changes were appropriate to further align our programs with the interests of our stockholders and reflect positive governance practices. In 2020, stockholders voted over 95% in favor of the Say-On-Pay vote for our executive compensation program, and we view this level of support as an endorsement of our executive pay program and historical pay practices.
Key 2021 Compensation Decisions
The suspension of our pay transition strategy and the compensation-related decisions in 2020 have created an ever-widening gap between our named executive officers’ compensation and those of our market competitors. Based on information provided to the compensation committee by our independent compensation consultant, Mr. Udell lags the market in all components of compensation, and Mr. Childers is below market in cash compensation and short-term incentive pay. (Read more about our peer group comparison on page 35.) In 2021, our compensation committee decided to resume, on a more limited basis, the multi-year transition strategy to move compensation toward the median of our peer group. This decision was made for several reasons — the success of our named executive officers in leading the Company to achieve our financial and operational goals in 2020 despite the challenges facing our sector and the broader economy, the need to retain leadership and maintain positive momentum, and the desire to respond to the newest date from the market analysis.
As always, the compensation committee will continue its practice of annually evaluating our executives’ performance and compensation and intends to continually re-evaluate progress on our multi-year pay transition strategy to bring our named executive officers closer to the 50th percentile of the market. The timing for when the current pay strategy will be fully resumed, or any decision to develop a new program or strategy on executive compensation, will be made at the time and in the manner the compensation committee and our board determine to be in the best interests of the Company and its stockholders.

Short-Term Incentive Decisions
In 2020, management developed a “value creation plan” (“VCP”) in order to focus on a number of key long-term and short-term strategic objectives. These key objectives were established in connection with a five-year FttP build plan largely funded through the investment by Searchlight and include:
•
Marketing-focused residential / small and medium-sized business (SMB) value metrics;

•
Customer acquisition and retention goals;

•
Commercial and carrier revenue growth targets;

•
Capital allocation and operating expense optimization strategies;

•
Employee engagement initiatives; and

•
Long-term equity value creation through execution on our growth plan.

Importantly, the compensation committee and Mr. Udell also responded to feedback from stockholders who encouraged more balance in our executive performance goals, more targeted metrics that align with our strategic business priorities, and less overlap in our annual and long-term performance goals. The compensation committee approved the following mix of short-term incentive performance goals for 2021 in order to align our short-term incentive plan with the VCP and minimize the overlap in performance metrics with the long-term incentive program:
FttP penetration rate	20%
Additional FttP passings available for install	20%
Adjusted EBITDA	20%
Revenue	20%
Other Operating Goals	20%
The new 2021 performance goals replace the previous year performance objectives, which relied more heavily on adjusted EBITDA, revenue and net leverage ratio.
Long-Term Incentive Decisions
Because stockholder approval to issue additional shares under the LTIP is required at the 2021 annual stockholder meeting, we have postponed the timing of 2021 long-term incentive awards until after the annual stockholder meeting. Subject to obtaining stockholder approval to issue additional shares, we anticipate maintaining our historical mix of equity-based awards with approximately 50% delivered in performance-based shares and 50% in time-vested shares. Moreover, we expect the incentive metrics associated with performance-based shares to be based on a multi-year performance plan that is aligned with the objectives established under the VCP, and not overlap directly with our short-term performance metrics. The compensation committee believes the new metrics and goals for our short-term and long-term incentives create stronger alignment with our short-term and long-term strategic goals and the key value drivers for our business. They also better ensure our executives are focused on sustainable growth that creates value for our stockholders. In February 2021 and in consultation with Willis Towers Watson, our compensation committee established a preliminary aggregate target value for the 2021 grant cycle based on the aggregate target value approved for the 2019 grant cycle and adjusted for market movements and other considerations. At current stock price levels, the compensation committee would expect an approximate range of 1.9 to 2.1 million shares to be issued to all eligible employees and directors in the 2021 grant cycle. This estimated range would exclude any new hire awards that may be approved by our compensation committee in 2021.
Executive Compensation Objectives
The compensation committee intends that each key element of our total compensation plan serves specific purposes that help satisfy the objectives of the Company’s executive compensation program while holding our named executive officers accountable for achieving key financial and operational goals.

The compensation committee also remains focused on retaining and motivating senior leaders in the Company. As such, the Company’s executive compensation program remains structured to achieve the following three objectives:
Provide incentives to Company executives to maximize stockholder return
As a part of the long-term equity-based incentive program, the compensation committee uses both time-based and performance-based restricted shares in an effort to align the interests of the Company’s executives with stockholders.
By granting a combination of restricted shares that vest based on continued service and restricted shares that are earned based on Company performance, executives are encouraged to make decisions that maximize stockholder value. The ultimate value of these restricted share awards varies with the performance of the Company’s outstanding common stock and thus fortifies the alignment between the executives and stockholders. Performance shares are used to incentivize our executives to pursue the strategic goals of the Company based on the achievement of specified operational performance metrics. Performance shares granted to our named executive officers are also further adjusted based on our total stockholder return (TSR) over a three-year vesting period. This metric motivates our senior management to maximize the Company’s return and provides a good proxy for our stockholders to compare the Company’s long-term performance to that of its peers.
In addition to equity-based incentives, the compensation committee bases an executive’s annual cash bonus on the attainment of five key corporate performance metrics and objectives, which encourages the executive to increase the Company’s profitability, and in turn, its stock value.

Enable the Company to attract and retain talented, results-oriented executives
An important objective of our executive compensation program is to attract and retain the executive talent needed to successfully lead and manage our operations. In support of this objective, the compensation committee strives to set executive pay levels that are competitive with the median of both the telecommunications and broader general industry practices. The Company commissions regular assessments of market pay practices which are completed by the compensation committee’s independent compensation consultant, Willis Towers Watson, to assess our competitive market position. These analyses serve as an important input in helping the Company ensure its compensation programs are competitive within its industry.
In addition to providing competitive pay opportunities, we utilize annual grants of Company stock as a key retention tool in our executive pay program. These equity awards take the form of time-vested restricted shares and performance-based shares, subject to adjustment based on TSR, that vest and are earned in the manner described above.
This TSR metric and the extended performance period first implemented in 2019 for our named executive officers was also extended to other members of our senior management team in 2020. The compensation committee expects to also apply these metrics and the extended performance period to the named executive officers and other senior executives in 2021. These grants allow us to recruit talented professionals and create an incentive for named executive officers and other senior leaders to remain employed with the Company.
Reward the management team for achieving key financial and operational objectives, which will promote the long-term viability and success of the business (pay for performance)
The Company’s annual cash bonus plan ties the level of achievement of the Company’s annual financial and operational performance goals to the amount of incentive compensation that we pay to each of our executives each year.
In addition, the Company makes annual long-term incentive plan awards in the form of performance shares as described above. These grants provide a strong linkage between the number of restricted shares ultimately awarded and the Company’s achievement of its performance goals. As a result, a significant portion of each executive’s total compensation is dependent on the degree to which performance goals are achieved. This provides an incentive for the Company’s executives to increase performance with respect to these measures, and in turn increase stockholder value. The compensation committee believes that rewarding our executives to achieve key annual performance goals will drive results that will enhance stockholder value.

A foundation of the Company’s compensation program is providing a mix of compensation that includes substantial “at risk” pay for named executive officers, based on their achievement of performance objectives. The graph on the following page demonstrates that 81% of total compensation for Mr. Udell is “at risk” and that 77% of total compensation for Mr. Childers is “at risk.”

Processes and Procedures for the Consideration and Determination of Executive Compensation
The board of directors annually establishes and approves the operating and performance goals for the Company, and the compensation committee then determines the appropriate criteria for linking compensation of the named executive officers to this performance, including the establishment of:
•
Base salary amounts for the Company’s executive officers;

•
An annual cash bonus plan for the Company’s executive officers;

•
Long-term equity-based incentive compensation and all policies related to the issuance of restricted shares and performance shares by the Company; and

•
Annual and multi-year performance goals under the Company’s long-term equity-based incentive plan.

In November 2020, our independent compensation consultant updated its competitive benchmark market analysis to reflect then-current compensation as compared to updated market values. Along with its annual performance review, the compensation committee took into account this updated 2020 market assessment and the multi-year transition plan being followed at the time in approving base salary, target short-term incentive (“STI”) and preliminary long-term incentive (“LTI”) awards for the CEO, the CFO and other key senior managers in 2020.
The compensation committee’s assessment included an evaluation of year-over-year increases in base salary, target STI and LTI compensation, and total compensation levels and a comparison of those compensation levels against benchmark positions in the Company’s peer group. As part of this assessment, the compensation committee reviewed the performance of the CEO and discussed with the CEO the annual performance of the CFO and the CEO’s recommendations for adjustments to the CFO’s compensation. On an annual basis, the compensation committee reviews the relevance of the Company’s performance benchmarks for alignment with our long-term strategic plan.
Role of Executive Officers, Management and Independent Compensation Consultant
The compensation committee conducts an annual review of the CEO’s performance and reviews it with the board of directors. For the CFO and other key senior leaders, the CEO prepares an annual performance review and makes compensation recommendations to the compensation committee. The compensation committee then evaluates and approves compensation for the CFO and reviews compensation for other key members of senior management in the context of the CEO’s performance evaluation and based on benchmarking data for our peer group. The board of directors also annually approves the Company’s fiscal year budget, which generally includes merit-based pay increases for employees of the Company.
Please see the caption “Corporate Governance and Board Committees — Role of Independent Compensation Consultant” on page 21 for an explanation of the role of the compensation committee’s outside consultant, Willis Towers Watson.
Peer Group and Market Data
In July 2017, the compensation committee engaged Willis Towers Watson to evaluate the Company’s peer group used for purposes of assessing the competitiveness of our executive compensation. This review was completed to ensure the group appropriately represented the Company’s scope and scale of operational complexity following our acquisition of FairPoint Communications, Inc. The list of peers developed in that analysis remained the same in 2020, with certain transactional and organizational changes as noted below.
The following is a list of our peer group companies:
• Zayo Group Holdings, Inc. (became a privately-held company in May 2020)	• General Communications, Inc. (purchased by Liberty Interactive in April 2018)
• SBA Communications Corporation	• Shenandoah Telecommunications Company

• IDT Corporation	• ATN International, Inc.
• Cincinnati Bell, Inc. (agreed to be acquired by Macquarie Infrastructure Partners in March 2020)	• Cogent Communications Holdings, Inc.
• Akamai Technologies, Inc.	• Vonage Holdings Corp.
• J2 Global, Inc.	• Telephone and Data Systems, Inc.
• Windstream Holdings, Inc. (filed for Chapter 11 bankruptcy protection in February 2019 and exited bankruptcy as a privately-held company in September 2020)
In 2017, Willis Towers Watson completed a competitive market assessment of our executive pay relative to the peer group practices. Based on the results of this analysis, the compensation committee determined that our executive pay was below the median of the peer group practices. At the time the market assessment was conducted, the target total direct compensation for Consolidated Communications executives was in the bottom 15% of the peer group.
At the request of the compensation committee, Willis Towers Watson updated the market analysis most recently in November 2020. The updated 2020 analysis used the same peer group as the 2017 assessment and formed a market estimate for 2021, based on compensation movements among the peer group and aged market value information. Based on the updated analysis, total compensation for Mr. Udell and Mr. Childers was approximately 42% and 13%, respectively, below market in comparison to our peer group.
Elements of Executive Compensation for 2020
The key elements of the 2020 executive compensation program for Mr. Udell and Mr. Childers were:
•
Annual base salary;

•
An opportunity to earn annual cash bonuses directly linked to achievement of certain of the Company’s annual financial and operational performance goals; and

•
Equity compensation consisting of (i) the continued potential vesting of equity awards; (ii) a grant of time-based restricted shares; and (iii) a grant of performance-based restricted shares directly linked to achievement of certain of the Company’s annual financial and operational performance goals, as adjusted based on the Company’s total stockholder return relative to peers.

The Company also provides severance and change-in-control benefits, as well as a limited number of perquisites and other personal benefits to its executive officers.
Annual Base Salaries for 2020
The Company pays its named executive officers an annual base salary, which the compensation committee believes provides financial stability and rewards an individual’s contributions and responsibilities to the Company.
The compensation committee reviews, and may revise, base salaries for the named executive officers. In its annual review of the salaries of the named executive officers for 2020, in addition to the market position of the Company’s executive compensation program relative to its peer group and the compensation committee’s desire to continue to transition the compensation of Mr. Udell and Mr. Childers toward benchmark compensation levels over a multi-year period, the compensation committee considered the following principal factors:
•
The Company’s achievement of its performance goals the previous year;

•
Performance of the executive during the previous year, including that individual’s contribution to the Company’s attainment of its pre-established performance goals;

•
Salary levels of comparable positions in the Company’s peer group; and

•
The loss in value experienced by stockholders.

After reviewing these factors, the compensation committee weighed the impact to stockholder value in 2019 and the Company’s focus on conserving cash and reducing debt and leverage against the accomplishments and performance of the executives in 2020 and the continued lag in compensation levels relative to benchmark. Based on this review, the compensation committee, along with the collaboration and full support of Mr. Udell, elected to leave Mr. Udell’s and Mr. Childers’ base salaries unchanged for 2020.
Annual Short-Term Incentive Bonus for 2020
The Company also maintains an annual short-term incentive cash bonus plan designed to reward achievement of annual Company performance goals. The compensation committee believes that consistent attainment of these goals is critical to the Company’s long-term success. In 2020, Mr. Udell and Mr. Childers were eligible to participate in the bonus plan, which provided them with the opportunity to earn a cash bonus payment. The payment was measured as a percentage of their base salary and was based on the achievement of criteria established by the compensation committee.
For 2020, the compensation committee established the bonus targets for each named executive officer, as a percentage of 2020 salary level, based on its assessment of the appropriate balance and mix between base salary and short-term bonus in determining the total cash to be paid to each executive. The bonus payout targets for 2020 as a percentage of salary were unchanged and remained at 107% for Mr. Udell and 73% for Mr. Childers. The compensation committee used these targets because achieving payouts at those levels would result in an annual bonus payout that supported the compensation committee’s objective to transition total compensation to roughly the 50th percentile of total direct compensation paid to executives in comparable positions in the peer group. However, as described above, the Company is aware that even at these targets, the aggregate total direct compensation for Mr. Udell and Mr. Childers remains below the 50th percentile of the relevant peer group because the base salaries for Mr. Udell and Mr. Childers lag the market.
As in prior years, the compensation committee set a maximum payment equal to 120% of the target amount if the weighted average of all goals were attained above 105% of the target level, and a threshold level such that weighted average attainment of 90% of the target level would have resulted in a payment of 50% of the target amount. Weighted average attainment of below 90% of the target level would have resulted in no bonus payment.
In February 2020, the compensation committee determined these performance measures for Mr. Udell and Mr. Childers and established a formula to link the results with payout levels. For both Mr. Udell and Mr. Childers, the compensation committee based its 2020 performance targets on the following:
•
50% on the Company’s Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (adjusted EBITDA) for 2020 (target of $525 million);2*

•
20% on net leverage ratio for 2020 (target of < 4.0x);**

•
20% on the Company’s revenue for 2020 (target of $1,307 million); and

•
10% on a set of “other operating goals” which the compensation committee set for the Company’s executive team to meet as a group. These “other operating goals” contain a mix of qualitative and quantitative measures which are established by the compensation committee to guide the management team in achieving the Company’s operating, strategic and public policy goals.

The compensation committee established 2020 performance targets for adjusted EBITDA and net leverage ratio at relatively flat levels compared to the 2019 targets and the committee lowered the revenue performance target in 2020 compared to 2019 target. This was done deliberately and to establish realistic

*
For a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income, please refer to Item 6 of our Annual Report on Form 10-K (page 27) for the fiscal year ended December 31, 2020.

**
Net leverage ratio is a non-GAAP financial measure calculated as net debt (total debt less cash and cash equivalents) divided by adjusted EBITDA for the fiscal year.

performance goals that would properly incentivize management and drive improved financial performance, while also taking into account the significant financial and operating challenges facing our sector. For adjusted EBITDA and net leverage, the compensation committee set 2020 targets at levels higher than the Company’s actual results in 2019. With respect to revenue, the committee established a 2020 target that represented a year-over-year rate of revenue decline that was lower than the actual rate of decline the prior year, requiring management to improve the Company’s annual revenue run rate in order to achieve the metric.
Each of the annual bonus performance targets was achieved at the following levels in 2020:
Performance Measure	Actual	Target	% of Target
Adjusted EBITDA	$529.2 million	$525 million	100.82%(1)
Net Leverage Ratio	3.88x(2)	< 4.0x	100.30%
Revenue	$1,304 million	$1,307 million	99.77%
Other Operating Goals	4.75/5	5/5	95.00%

(1)
This achievement level was calculated with an adjustment to adjusted EBITDA in an amount necessary to self-fund the bonus payout.

(2)
Net leverage % attainment was adjusted for the Searchlight investment transaction and debt refinancing and calculated on pro forma basis.

For each completed calendar year, the compensation committee undertakes a performance review of the CEO, and the CEO prepares a performance review of the CFO and each of the other key senior managers who report to the CEO for each completed calendar year. These reviews include an assessment of the Company’s management team during the preceding calendar year with respect to the level of attainment of the “other operating goals.” For 2020, these “other operating goals” included, among other items, specific objectives related to the Company’s planned capital expenditures and broadband network expansion efforts, achievement of segmented revenue growth goals, increased broadband penetration and expansion objectives, improvements in customer “pain point” metrics (such as improved self-service options, quality of contacts and first call resolution), and improvements in the Company employees’ experience. For both named executive officers, an attainment level of 4.75 out of 5.0 was approved with respect to the other operating goals for 2020.
In the compensation committee’s review of 2020 performance, the compensation committee first determined the amounts earned by the executives by computing the weighted average of the actual achievement of the performance targets at the levels described above. For both Mr. Udell and Mr. Childers, this weighted average was 100.46% of target. These weighted averages are calculated below, by multiplying the performance measures described above and the actual level of achievement of those measures:
Performance Measure	Metric Weighting	% of Target Achievement	Component Percentage
Adjusted EBITDA	50%	100.82%	50.41%
Net Leverage Ratio	20%	100.30%	20.60%
Revenue	20%	99.77%	19.95%
Other Operating Goals	10%	95.00%	9.50%
Weighted Average			100.46%
This resulted in a payout of 100.46% of target for each of Mr. Udell and Mr. Childers and the compensation committee approved these payouts as part of their review of 2020 performance.
Long-Term, Equity-Based Incentives for 2020
The Company maintains the stockholder-approved LTIP that provides for grants of stock options, stock, stock units and stock appreciation rights and for the adoption of one or more cash incentive programs. The Company’s non-employee directors and certain employees, including Mr. Udell and Mr. Childers, are eligible for grants under the LTIP. The principal purposes of the LTIP are to:

•
provide named executive officers with incentives to maximize stockholder return and contribute to the Company’s success; and

•
enable the Company to attract, retain and reward the best available individuals for positions of responsibility.

The compensation committee administers the LTIP, approving the type of awards granted, award provisions, grant timing and award sizes.
Each year, the compensation committee determines the economic value of target annualized long-term incentive compensation for each executive eligible to participate. Under the multi-year pay transition strategy approved in 2017, the goal of the compensation committee was to establish targets in the 50th percentile of the peer group. For 2020, the compensation committee approved target LTI grant values of $1,863,513 for Mr. Udell and $900,000 for Mr. Childers.1 For Mr. Udell, this represented a 15% reduction to the target LTI grant value approved by the compensation committee in 2019. For Mr. Childers, this represented a 17% increase to the target LTI grant value approved by the compensation committee in 2019. These target LTI values were awarded in the form of a combination of time-based restricted shares vesting ratably over four years and performance shares that can be earned based on performance, as described below.
Annual Time-Based Restricted Stock Grants
In March 2020, the compensation committee approved grants of time-based restricted shares to Mr. Udell and Mr. Childers representing approximately 50% of their target annual LTI award value. These time-based equity grants vest ratably over four years based on continued service.
The table below shows the target value allocated to time-based shares, the number of shares granted to each of Mr. Udell and Mr. Childers, and the grant date fair value of the awards, computed in accordance with Accounting Standards Codification Topic 718. The number of shares granted is determined by converting the target LTI value into shares using the 20-day average closing price of our stock as of two trading days before the grant date. We use this methodology to ensure that price movement on the date the awards are granted do not positively or negatively impact the number of shares granted:
Name	2020 Time-Based Annual Grant Value	2020 Time-Based Restricted Shares Granted(1)	Fair Value of Restricted Shares as of the Date of Grant(2)
C. Robert Udell, Jr.	$931,753	162,894	$1,027,861
Steven L. Childers	$449,998	78,671	$496,414

(1)
The number of restricted shares granted was based on a stock price of $5.72 per share, reflecting the 20-day average closing price of our stock as of two trading days before the fixed number of shares were approved.

(2)
Fair value of the grants is based on a stock price of $6.31 per share as of the March 2, 2020 grant date.

Annual Performance Share Grants
The compensation committee also approved grants of performance share awards in March 2020 based on approximately 50% of the target annual LTI value. Because of the inherent risk associated with achieving the performance targets, the compensation committee increased this target value for the performance shares by 10%. Similar to the time-based stock awards, the number of performance-based shares to be awarded at target was determined by converting the assigned target performance share values into shares using the 20-day average closing price of our stock as of two trading days before the compensation committee approved the fixed number of shares to be issued. The performance share awards that were earned in 2020 are subject to adjustment based on the Company’s TSR performance over a three-year period from January 2020 through December 2022. Under the terms of the award, the number of shares that are earned based on financial and operational performance will be further adjusted by 25% based on our total

1
These target LTI grant values do not reflect the increase of 10% in the value assigned to the performance shares awarded to reflect the inherent risk associated with achieving performance targets.

stockholder return relative to the total stockholder return of the peer companies we use for evaluating executive pay levels. If our total stockholder return over the three-year period is at the median of the comparator group, no adjustment in shares will be made. However, if our total stockholder return is at or above the 75th percentile of the comparator group, the number of shares will be increased by 25%, and if our total stockholder return is at or below the 25th percentile of the peer group, the number of shares will be decreased by 25%. If our total stockholder return is between the 25th and 75th percentiles, the number of shares will be adjusted up or down on a straight-line basis. If our total stockholder return over the three-year period is negative, the number of shares will not be increased, regardless of our performance relative to the comparator group. In addition to establishing the target performance share values, the compensation committee also approved Company performance goals and minimum, target and maximum payouts.
The performance share awards entitle the named executive officers to receive awards of restricted shares in 2021 depending on the level of attainment of the performance goals for 2020. Attainment of the goals at the target levels would result in the target number of performance shares awarded as restricted shares, and attainment of the goals at above or below the target levels would result in an increased or decreased number of restricted shares awarded. In 2020, the same performance goals used for the annual cash bonuses also applied to the performance shares.
In March 2021, the compensation committee approved target awards of restricted shares based on 100.46% achievement of the 2020 performance targets (adjusted EBITDA, revenue, net leverage ratio and other operating goals), as follows:
Name	2020 Performance Share Target Value	2020 Performance Shares Granted(1)	Fair Value of Performance Shares as of the Date of Grant(2)	Number of Restricted Shares Earned based on 2020 Performance(3)
C. Robert Udell, Jr.	$1,024,932	179,184	$1,130,651	180,008
Steven L. Childers	$494,997	86,538	$546,055	86,936

(1)
The number of performance shares granted was granted based on a stock price of $5.72 per share, reflecting the 20-day average closing price of our stock as of two trading days before the fixed number of shares were approved.

(2)
Fair value of the grants is based on a stock price of $6.31 per share as of March 2, 2020.

(3)
The number of restricted shares earned based on 2020 performance exceeded 100% of the performance shares granted based on 2020 performance. These shares remain subject to a relative total stockholder return (TSR) modifier over a three-year performance period following grant, which may increase or decrease the number of shares actually awarded by up to 25%.

Under the terms of the performance share awards, the weighted average performance was the same as the weighted average performance for the “Cash Bonus” section identified above. Accordingly, Mr. Udell and Mr. Childers earned, and the compensation committee approved, a 100.46% payout based on the weighted achievement of the performance targets.
Stock Ownership Guidelines for Named Executive Officers
We believe that our named executive officers should have a significant financial stake in the Company to ensure their interests are further aligned with those of our stockholders. To that end, the compensation committee has adopted stock ownership guidelines for certain executive officers covered under the guidelines. Under the guidelines, covered executives are expected to attain and retain a level of qualifying equity securities equal to a multiple of their annual base salaries. In determining whether a covered executive has met the applicable ownership requirement, we include:
•
shares owned outright by covered executives, including direct ownership of shares as a registered or beneficial holder and ownership of shares in a manner that would be treated as indirect ownership pursuant to Section 16 of the Securities Exchange Act of 1934 (including, without limitation, shares held in retirement savings accounts), so long as the shares are accessible by the covered executive; and

•
the after-tax value of any vested or unvested restricted share awards held under the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan, as amended.

These forms of ownership are collectively referred to below as the “Covered Shares.”
Our stock ownership guidelines provide that until a covered executive satisfies the applicable holding requirement, he or she is required to retain a specified percentage of any Covered Shares awarded to the executive until such time as a certain ownership percentage (expressed as a multiple of base salary) is achieved. The types of covered executives and their required ownership levels and retention percentages are as follows:
Covered Executives	Ownership Requirement	Retention Percentage
Chief Executive Officer	5x Annual Base Salary	50%
Other Named Executive Officers (NEOs) as Designated by CEO	3x Annual Base Salary	50%
The stock ownership guidelines took effect January 1, 2018 and require each non-employee director and each named executive officer to satisfy his or her guideline level within five years of the effective date of the program. As of December 31, 2020, Mr. Udell and Mr. Childers satisfy these requirements.
All Other Compensation
As part of our executive compensation program, the Company may from time-to-time provide its executives some or all of the following other benefits:
•
personal use of a Company automobile;

•
expenses paid for business-related meals and travel for spouses (when required to attend Company functions);

•
tax reimbursement for personal use of a Company automobile and business-related travel for spouses when required to attend Company functions; and

•
Company matching contributions to its 401(k) plan.

Where applicable, the “All Other Compensation” column of the Summary Compensation Table on page 43 shows the aggregate amounts of such compensation paid to each of the named executive officers.
Employment Security Agreements
Since 2007, the Company has maintained Employment Security Agreements (“ESAs”) with each of its named executive officers, as well as certain other executives. Prior to October 2020, the ESA provided benefits upon certain terminations of employment following a change in control of the Company. In October 2020, with input from the Company’s independent compensation consultant, the ESAs were replaced with new ESAs that also provide benefits upon certain terminations of employment that are not in connection with a change in control. Please see the caption “Potential Payments upon Termination or Change in Control of the Company — Employment Security Agreements” below for an explanation of the terms of the ESAs.
The Company believes that the protections afforded by the agreements, including extending the benefits to employment terminations not in connection with a change in control, are a valuable incentive for attracting and retaining its top executives to promote leadership stability, and are in line with best market practice. Our compensation committee and board believe that the agreements are particularly important because the Company does not have employment agreements or long-term arrangements with its executives. The Company also benefits from certain restrictive covenants, including non-competition covenants, contained in these agreements.
Incentive Compensation Recoupment Policy
In March 2017, the board of directors adopted an incentive compensation recoupment policy that applies to all named executive officers and other persons designated by the board of directors as being subject to the policy (the “covered persons”). The policy provides that, in the event of a restatement of the financial statements of the Company necessary to reflect the correction of one or more errors that are material to those financial statements, the board of directors may seek recoupment from the following sources of incentive compensation: (i) cash incentive compensation and (ii) equity-based compensation. The board of directors may recoup similar incentive compensation under any Company plan, arrangement or agreement, whether existing currently or in the future. The board of directors has the sole discretion to decide whether or not to recoup incentive compensation received by a covered person (which would include any equity granted or settled) and the amount of such recoupment. The board of directors shall at a minimum seek to recoup all incentive compensation received by any covered person (which would include any equity granted or settled) during the three completed fiscal years and the current partial year preceding the date on which the Company is required to prepare the restatement that is in excess of the incentive compensation that would have been paid to the covered person under the restatement. Any such recoupment would apply to all covered persons, regardless of whether the covered person was involved in the restatement.
Anti-Hedging and Derivative Securities
The Company’s insider trading policy and anti-hedging practices prohibit our named executive officers, directors and employees on the Company’s restricted trading list from purchasing or selling derivative securities relating to our stock. Officers, directors and employees on the Company’s restricted trading list are also prohibited from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts involving the Company’s securities. Directors and executive officers may not pledge the Company’s securities under any circumstances and in particular may not purchase Company securities on margin.
CEO Pay Ratio
In accordance with the requirements of Regulation S-K, Item 402(u), the Company has calculated the ratio of CEO pay to the median employee pay for 2020.
The calculation of median employee income was based on payroll data and includes all full-time, part-time and temporary employees who were actively employed on December 31, 2020, including those who began employment after January 1, 2020 and worked only a partial year (compensation was not annualized for employees who did not work the entire year). The pay data used for this calculation represents compensation for the employee population paid from January 1, 2020 through the final payroll date of December 31, 2020. For 2020, this included 3,242 employees, all of whom reside in the United States.
Compensation components used to determine the median employee income are as follows: regular base wages, overtime, differentials, allowances such as cell phone and apparel, holiday and vacation pay, 401(k) matching contributions by the Company, and other ancillary income considered compensation and reasonable to the calculation. Expense items such as moving expenses and vehicle gas and usage were excluded from the median employee calculation.
The Company did not include in its calculation of median employee pay the value realized on vesting of restricted stock. The Company chose to exclude those elements from the median employee pay calculation methodology since a limited number of employees are eligible to receive these elements of compensation.
The Company believes this methodology to be reasonable, as it represents the actual payment to employees (full-time, part-time and temporary) for most of the elements of compensation which are included in the CEO’s total compensation as publicly disclosed each year in the Company’s proxy statement.
The 2020 total compensation for our CEO was $3,421,213 as disclosed in the Summary Compensation Table on page 43 of this proxy statement. The median employee’s 2020 total compensation that would be reportable in the Summary Compensation Table was $81,886.
For the fiscal year ended December 31, 2020, the Company’s CEO multiple of total compensation compared to the Company’s median employee’s total compensation is approximately 41.8 times to 1.

Deductibility of Compensation
Section 162(m) of the Internal Revenue Code as in effect prior to 2017 limited the deductibility of executive compensation paid to the Chief Executive Officer and to each of the three other most highly compensated officers of a public company (other than the Chief Financial Officer) who are named executive officers to $1,000,000 per year, but contained an exemption for certain performance-based compensation. The Tax Cuts and Jobs Act of 2017 amended Section 162(m) to, among other things, eliminate the “performance-based compensation” exception beginning in 2018. Accordingly, the Company’s grants of performance-based restricted stock and annual cash bonus payments made in 2018 and later years will not be deductible for federal income tax purposes to the extent they result in compensation exceeding $1,000,000.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table lists information regarding the compensation for the years ended December 31, 2020, 2019, and 2018, of our President & CEO, and CFO, to whom we refer, collectively, as the named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
C. Robert Udell, Jr. President and Chief Executive Officer	2020	$600,000	$0	$2,158,512	$644,953	$17,748(2)	$3,421,213
	2019	$600,000	$0	$2,038,776	$321,000	$107,816	$3,067,592
	2018	$541,000	$0	$1,891,529	$550,050	$169,756	$3,152,335
Steven L. Childers Chief Financial Officer and Treasurer	2020	$350,000	$100,000(3)	$1,042,469	$256,675	$18,348(4)	$1,767,492
	2019	$350,000	$0	$713,572	$127,750	$51,434	$1,242,756
	2018	$331,000	$0	$660,398	$232,750	$81,662	$1,305,810

(1)
Stock Awards — The amounts in this column represent the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of the restricted stock granted in 2020, 2019 and 2018 and the target number of performance shares awarded in 2020, 2019 and 2018 based upon the probable outcome of the performance conditions. The grant date value of the performance shares granted in 2020 assuming the one-year performance conditions were met at the maximum level (i.e., a payout of 120%) would have been $1,356,781 for Mr. Udell and $655,266 for Mr. Childers. Assuming a maximum 25% TSR modifier that is applied at the end of the three-year vesting period to the restricted stock issuable pursuant to the maximum performance share payout, the maximum grant date fair value of the 2020 performance shares would be $1,695,977 for Mr. Udell and $819,082 for Mr. Childers. Also, see Footnote 10 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for an explanation of the assumptions made by the Company in the valuation of these awards.

(2)
All Other Compensation — C. Robert Udell, Jr.   This column includes $17,100 of matching contributions made in 2020 under the Company’s 401(k) Plan on behalf of Mr. Udell. Mr. Udell also received reimbursement for the discount he earned on his premium share for the Company’s Health Program as part of his participation in the Company’s Wellness program ($648).

(3)
Bonus — Steven L. Childers.   On October 25, 2020, Mr. Childers was awarded a discretionary cash bonus of $100,000 for his work on the Searchlight strategic investment and the Company’s debt refinancing.

(4)
All Other Compensation — Steven L. Childers.   This column includes $17,100 of matching contributions made in 2020 under the Company’s 401(k) Plan on behalf of Mr. Childers. In addition, Mr. Childers is reimbursed for business use of his personal mobile phone ($600) and also received reimbursement for the discount he earned on his premium share for the Company’s Health Program as part of his participation in the Company’s Wellness program ($648).

Salary
The “Salary” column of the Summary Compensation Table shows the salaries paid in 2020, 2019 and 2018 to each of the named executive officers. The annualized salary rates in effect as of March 1, 2020 were:
C. Robert Udell, Jr.	$600,000
Steven L. Childers	$350,000
Non-Equity Incentive Compensation
The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table shows the cash bonus the Company awarded to each of the named executive officers for 2020, 2019 and 2018 pursuant to the Company’s bonus plan. For more information, please refer to the Compensation Discussion and Analysis section of this proxy statement on page 29. The Company paid all of these amounts in March 2021, March 2020 and March 2019.
2020 Grants of Plan-Based Awards
This table sets forth information for each named executive officer with respect to (1) estimated possible payouts under non-equity incentive plan awards and (2) equity incentive plan awards that could have been earned for 2020.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Udell, Jr.		$321,000	$642,000	$770,400
	3/2/20				89,592	179,184	215,020		$1,130,651
	3/2/20							162,894	$1,027,861
Steven L. Childers		$127,750	$255,500	$306,600
	3/2/20				43,269	86,538	103,846		$546,055
	3/2/20							78,671	$496,414

(1)
Estimated Future Payouts Under Non-Equity Incentive Plan Awards.   Payouts under the bonus plan were based on performance in 2020. The performance targets were set in February 2020, as described in the Compensation Discussion and Analysis section under the caption “Annual Incentive Compensation.” The amounts actually paid under the bonus plan for 2020 appear in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Pursuant to the bonus plan for 2020, the compensation committee established a performance award formula which linked the payouts to the weighted average achievement across the three goal areas it had established. Target payout was to be made if the performance goals were attained at target level, and the payout was to be capped at a maximum payment of 120% of the target level if the goals were attained at or above the 105% level and payout was to be zero if the performance goals were attained below the 90% level (payout at the 90% level of attainment resulted in a payment of 50% of the target payout level). The compensation committee had discretion to determine payouts for achievement between threshold and target, and target and maximum.

(2)
Estimated Future Payouts Under Equity Incentive Plan Awards.   These columns show the threshold, target and maximum number of shares of restricted stock that could have been awarded in 2021 pursuant to performance shares previously granted in March 2020. Certain of these awards of restricted stock were based on performance in 2020, which has now occurred. Pursuant to the LTIP for 2020, the compensation committee awarded performance shares to executives, which reflected the target number of shares of restricted stock to be granted in 2020 if target performance goals set by the compensation committee for 2020 were met. The target award was subject to adjustment based on the weighted average level of attainment of the performance goals, subject to a maximum award of 120% of the target number of shares if the goals were attained at a 105% level and a minimum of zero shares if the goals were attained below a 90% level (attainment of goals at the 90% level resulted in an award of 50% of the target number of shares). Achievement between threshold and target, and between target and maximum, result in proportionate straight line adjustments. The restricted stock granted pursuant to the settlement of the performance shares shown in the table is subject to further adjustment at the end of the three year vesting period based on relative TSR performance. If TSR is at median (or is negative), no adjustment is made, if TSR is at or above the 75% percentile, the amount of restricted stock that vests is increased by 25%, and if TSR is at or below the 25% percentile, the amount of restricted stock that vests is decreased by 25%. Achievement between the 25th and 75th percentiles results in proportionate straight line adjustment. Applying the multiplier, the estimated future payouts of the 2020 restricted stock at target performance level and granted pursuant to the settlement of the performance shares would be as follows:

Mr. Udell:	Threshold:	$847,988	Mr. Childers:	Threshold:	$409,541
	Target:	$1,130,651		Target:	$546,055
	Maximum:	$1,413,314		Maximum:	$682,568
The LTIP is described in the Compensation Discussion and Analysis section under the caption “Long-Term, Equity Based Incentives.”
(3)
All Other Stock Awards: Number of Shares of Stock or Units.   This column shows the number of time-based restricted shares awarded to the named executive officers in 2020.

(4)
Grant Date Fair Value of Stock and Option Awards.   This column shows the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of the time-based restricted stock awards and the target performance share awards made in 2020 to the named executive officers. See Footnote 10 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for an explanation of the assumptions made by the Company in the valuation of these awards.

Outstanding Equity Awards at 2020 Fiscal Year-End
This table sets forth information for each named executive officer with respect to each award of restricted shares that had been made at any time, had not vested, and remained outstanding at December 31, 2020.
Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
C. Robert Udell, Jr.(3)	283,258	$1,385,132
Steven L. Childers(4)	115,333	$563,978

(1)
Number of Shares or Units of Stock That Have Not Vested.   The unvested shares represent a mix of time-based restricted shares from the grants made in March 2018, March 2019 and March 2020, and unvested performance-based shares from grants made in March 2018 and March 2019 that have been earned by the executive. The unvested performance-based restricted shares are subject to further adjustment at the end of the vesting period.

(2)
Market Value of Shares or Units of Stock That Have Not Vested.   Represents the number of shares of common stock covered by the restricted shares valued using $4.89 (the closing market price of the Company’s common stock as reported in The Wall Street Journal for December 31, 2020, which was the last trading day of fiscal year 2020).

(3)
Vesting Dates — Udell.   The vesting dates of the restricted shares are as follows: December 5, 2021 (157,865 restricted shares), December 5, 2022 (84,671 restricted shares) and December 5, 2023 (40,722 restricted shares).

(4)
Vesting Dates — Childers.   The vesting dates of the restricted shares are as follows: December 5, 2021 (60,636 restricted shares), December 5, 2022 (35,030 restricted shares) and December 5, 2023 (19,667 restricted shares).

2020 Vested Shares
This table sets forth information concerning the number of restricted shares that vested during 2020 and the value of those vested shares. The Company has not granted options.
Name	Stock Awards
	Number of Shares Acquired On Vesting (#)(1)	Value Realized On Vesting ($)(2)
C. Robert Udell, Jr.	110,836	$621,790

Name	Stock Awards
	Number of Shares Acquired On Vesting (#)(1)	Value Realized On Vesting ($)(2)
Steven L. Childers	44,758	$251,092

(1)
Number of Shares Acquired on Vesting.   Includes shares acquired on vesting in 2020 that were subsequently cancelled to pay taxes.

(2)
Value Realized on Vesting.   Represents the number of shares of common stock covered by the restricted shares acquired on vesting of such restricted shares on December 5, 2020, as shown in the “Number of Shares Acquired on Vesting” column valued using the closing market price of the common stock of $5.61 as reported in The Wall Street Journal for December 4, 2020, which was the last trading day prior to the date of vesting of the restricted shares.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL OF THE COMPANY
Pursuant to its Employment Security Agreements and the LTIP, the Company provides eligible employees, including the named executive officers, with certain benefits upon a change in control of the Company or upon certain types of termination of employment following a change in control of the Company. These benefits are in addition to those benefits to which employees would generally be entitled upon a termination of employment (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination, and the right to elect continued health benefits pursuant to COBRA). Those incremental benefits as they pertain to the named executive officers are described below.
Employment Security Agreements
The Company has Employment Security Agreements (the “Agreements”) with the named executive officers and certain other executives that provide benefits upon the occurrence of certain terminations of employment. These Agreements were replaced on October 28, 2020 with new Agreements that provide benefits upon a qualifying termination that does not occur in connection with a change in control of the Company as well as upon a qualifying termination that occurs in connection with a change in control of the Company (the prior Agreements only provided benefits upon a qualifying termination occurring in connection with a change in control).
The Agreements with the named executive officers provide for benefits upon the following types of employment termination:
•
an involuntary termination of the executive’s employment by the Company without “cause”; or

•
a voluntary termination of employment by the executive for “good reason”.

The benefits provided upon such a termination of employment that occurs within two years following a change in control include the following:
•
A lump sum cash payment, payable within 30 days of the termination of employment, equal to three times (two times for Mr. Childers) the sum of (i) the executive’s annual base salary rate, determined as of the date of the change in control or, if higher, the date of employment termination and (ii) the annual target amounts payable to the executive under all cash-based incentive plans of the Company for the year in which the change in control occurs, or if higher, the year in which the employment termination occurs.

•
A pro rata portion of the amounts that would have been paid to the executive under the Company’s cash-based incentive plans for the year in which the change in control occurs, or if higher, the year in which the employment termination occurs (in each case determined at the target levels), if such amounts would not otherwise be paid to the executive.

•
Continuation of coverage under all welfare plans of the Company during the applicable severance period, or if earlier, until the executive is eligible for coverage under similar plans from a new employer.

Such coverage will be on the same basis and at same cost as in effect prior to the change in control, or any time after, if more favorable to the executive. If such coverage is not available under the plan, the Company shall provide substantially similar benefits. The COBRA period for benefit continuation begins after the end of the initial continuation period described above.
The Agreements will reduce the benefits described above to the extent necessary to avoid the imposition of any excise tax pursuant to Section 280G of the Internal Revenue Code.
The benefits provided upon a qualifying termination of employment that does not trigger the change in control benefits described above include the following:
•
A lump sum cash payment, payable within 30 days of the termination of employment, equal to two times (1.5 times for Mr. Childers) the sum of (i) the executive’s annual base salary rate, determined as of the date of employment termination and (ii) the annual target amounts payable to the executive under all cash-based incentive plans of the Company for the year in which the employment termination occurs.

•
A pro rata portion of the amounts that would have been paid to the executive under the Company’s cash-based incentive plans for the year in which the employment termination occurs (determined at the target levels), if such amounts would not otherwise be paid to the executive.

•
Continuation of coverage under all welfare plans of the Company during the applicable severance period, or if earlier, until the executive is eligible for coverage under similar plans from a new employer. Such coverage will be on the same basis and at same cost as in effect prior to the employment termination, or any time after, if more favorable to the executive. If such coverage is not available under the plan, the Company shall provide substantially similar benefits. The COBRA period for benefit continuation begins after the end of the initial continuation period described above.

•
Reimbursement of out-of-pocket expenses, including attorney’s fees, incurred by the executive in connection with the successful enforcement of any provision of the Agreement.

As previously discussed, the Company believes that the protections afforded by the agreements, including extending the benefits to employment terminations not in connection with a change in control, are a valuable incentive for attracting and retaining talent. The Company does not have employment agreements or long-term employment arrangements its top executives and the employment security agreements promote leadership stability and are consistent with market practice.
The Agreements also contain restrictive covenants that prohibit the executive from (i) associating with a business that is competitive with any line of business of the Company for which the executive provided substantial services, in any geographic area in which such line of business was active at the time of the executive’s termination, without the Company’s consent and (ii) soliciting the Company’s customers, agents or employees. These restrictive covenants remain in effect during the 12-month period following termination of employment.
For purposes of the Agreements:
(a) “change in control” means (i) the acquisition, by a person other than an affiliate of Richard A. Lumpkin, of a majority of the voting power of the Company’s outstanding securities; (ii) during any period of two consecutive years or less, the incumbent directors cease to constitute a majority of the board of directors, unless any new director’s election or nomination was approved by at least two-thirds of the incumbent directors; (iii) a reorganization, merger, consolidation or share exchange resulting in the conversion or exchange of the Company’s common stock into securities of another company, or any dissolution or liquidation, or a sale of 50% or more of all the Company’s assets; or (iv) the consummation of a merger, consolidation, reorganization or share exchange, unless following such transaction at least a majority of the voting power of the outstanding securities of the surviving entity is owned, in the same proportion, by substantially the persons who owned the Company’s outstanding voting securities immediately prior to the transaction.
(b) “cause” means the executive’s (i) conviction of, pleading guilty to, or admission of guilt with respect to any felony, fraud, misappropriate or embezzlement, (ii) malfeasance or gross negligence in the performance of his or her duties that is materially detrimental to the Company, or (iii) breach of any Company code of conduct, if the consequence would be termination of employment. In each case, the Company must give the executive written notice of the existence of cause, and if the act is capable of being cured, 30 days in which to cure.
(c) “good reason” means (i) a reduction in the executive’s base salary and/or bonus opportunity without his or her consent (other than a reduction that applies consistently to all Company executives generally), (ii) a material reduction in the scope or importance of the executive’s duties and responsibilities without his consent, or (iii) a transfer of the executive’s primary worksite of more than 30 miles (unless the new worksite is closer to the executive’s residence). In each case, the executive must give written notice within 90 days and the Company has 30 days in which to cure the action constituting good reason.
Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (LTIP)
The LTIP provides that if there is a change in control of the Company, and there is no assumption of outstanding awards by the successor entity, or conversion of outstanding awards into comparable equity awards of the successor entity, then as of the effective date of the change in control, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the effective date of the change in control, in which case the restrictions will lapse based on actual attainment of the performance goal). The LTIP also provides that if in connection with the change in control the LTIP awards are assumed or converted by the successor entity as described above, and within 24 months following the effective date of the change in control the participant’s employment is terminated without cause or the participant terminates employment for good reason, or a participant who is a director is asked to resign for other than cause, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal). The LTIP uses a similar definition of change in control and the same definition of cause and good reason as set forth in the Employment Security Agreements. The tables set forth below quantify the additional benefits as described above that would be payable to each named executive officer under the arrangements described above.
Termination of Employment Following a Change in Control
The additional amounts set forth in this table would be payable pursuant to the Employment Security Agreements, assuming a change in control of the Company and that the named executive officer became eligible for benefits following a termination of employment on December 31, 2020.
Name	C. Robert Udell, Jr.	Steven L. Childers
Base Salary(1)	$1,800,000	$700,000
Bonus(1)	$1,926,000	$511,000
Welfare Benefits for Severance Period(2)	$66,150	$34,360

(1)
Base Salary and Bonus.   These amounts represent three times base salary and target bonus for Mr. Udell and two times base salary and target bonus for Mr. Childers.

(2)
Welfare Benefits for Severance Period.   Amounts in this row consist of projected Company premiums for health (including medical, dental, vision), life, AD&D and disability policies, reduced by the amount of projected employee premiums during the applicable severance period for each named executive officer.

Termination of Employment Not in Connection with a Change in Control
The additional amounts set forth in this table would be payable pursuant to the Employment Security Agreements, assuming no change in control of the Company and that the named executive officer became eligible for benefits following a termination of employment on December 31, 2020.

Name	C. Robert Udell, Jr.	Steven L. Childers
Base Salary(1)	$1,200,000	$525,000
Bonus(1)	$1,284,000	$383,250
Welfare Benefits for Severance Period(2)	$44,100	$25,770

(1)
Base Salary and Bonus.   These amounts represent two times base salary and target bonus for Mr. Udell and 1.5 times base salary and target bonus for Mr. Childers.

(2)
Welfare Benefits for Severance Period.   Amounts in this row consist of projected Company premiums for health (including medical, dental, vision), life, AD&D and disability policies, reduced by the amount of projected employee premiums during the applicable severance period for each named executive officer.

Benefits Upon Change in Control
The additional amounts set forth in this table would be realized by each named executive officer under the LTIP, assuming a change of control of the Company occurred on December 31, 2020.
Name	C. Robert Udell, Jr.	Steven L. Childers
Value of Unvested Restricted Shares(1)	$2,261,366	$987,149

(1)
Amounts in this row represent the value of the restricted shares that would vest upon the change in control on December 31, 2020 under the terms of the LTIP. The value of the restricted shares is based on the closing market price of the Company’s stock as reported in The Wall Street Journal for December 31, 2020 ($4.89), which was the last trading day of fiscal year 2020.

PROPOSAL NO. 3 — ADVISORY VOTE ON THE APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of our named executive officers at least every three years and to submit to stockholders every six years a resolution subject to an advisory vote as to whether the stockholder vote to approve named executive officer compensation should occur yearly, every two years or every three years. At the 2017 annual meeting, the stockholders voted, on an advisory basis, to hold such a vote on a yearly basis and the board subsequently determined, consistent with the stockholders’ vote, to hold such a vote on a yearly basis.
Accordingly, we are presenting this vote at the 2021 annual meeting.
Our executive compensation objectives are to:
•
provide incentives to our executives to maximize stockholder return;

•
enable us to attract, retain and reward talented, results-oriented managers capable of leading key areas of our business; and

•
reward the management team for achieving key financial and operational objectives which will promote the long-term health of the business.

We have pursued these objectives by:
•
using restricted shares in an effort to unify the interests of the executives and stockholders;

•
establishing annual operating and performance goals for the Company and linking compensation of the named executive officers to this performance;

•
using a cash incentive bonus plan and performance share awards that tie the level of achievement of our annual financial and operational performance goals to the amount of annual cash incentive compensation that we pay to each of our executives and a portion of the restricted shares awarded to them; and

•
using updated compensation information compiled from 11 peer companies (Windstream Holdings, Inc. (filed for Chapter 11 bankruptcy protection) and Zayo Group Holdings, Inc. (taken private) were both omitted from the analysis) that operate in the integrated communications, wireless telecommunications, communications equipment and broadcasting and cable television industries and that had annual revenues from $221 million to $5.2 billion, with a median revenue of $1.3 billion to benchmark compensation against competitive levels.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the 2021 annual meeting: “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”
Board Recommendation and Stockholder Vote Required
The board of directors recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers (Proposal No. 3).
The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval. As this is an advisory vote, the result will not be binding on the Company, the board of directors or the compensation committee, although the board of directors and the compensation committee will carefully consider the outcome of the vote when evaluating our compensation program.

PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000 SHARES
On February 21, 2021, our board of directors unanimously approved, declared advisable, and resolved to recommend to our stockholders, that it is in the best interests of the Company and our stockholders to amend our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 100,000,000 to 150,000,000 in connection with our previously announced transaction with Searchlight Capital Partners, L.P. (“Searchlight”), a global private equity firm, as described below.
Summary of the Searchlight Investment
On September 13, 2020, we entered into an investment agreement (the “Investment Agreement”) with an affiliate (the “Investor”) of Searchlight. In connection with the Investment Agreement, affiliates of Searchlight committed to invest up to an aggregate of $425 million in cash (the “Searchlight Investment”), which will enable us to accelerate our growth plan, expand our fiber infrastructure and invest in high-growth and competitive areas of our business.
The Searchlight Investment is structured in two stages. In the first stage, which was completed on October 2, 2020 (the “Initial Closing”), the Investor invested $350 million in the Company, and
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the Company issued to the Investor a number of shares of the Company’s common stock constituting approximately eight percent of the outstanding shares after giving effect to such issuance (the “Initial Common Shares”);

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the Company entered into a contingent payment right agreement (the “CPR Agreement”) with the Investor pursuant to which the Company issued to the Investor a contingent payment right (“CPR”) automatically convertible, upon the receipt of stockholder approval and certain regulatory approvals, into an additional number of shares of the Company’s common stock that, together with the Initial Common Shares, would constitute approximately 24.9% of the outstanding shares after giving effect to the conversion of the CPR (the “Initial CPR Shares”); and

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the Investor obtained the right to receive an unsecured subordinated note (the “Note”) with a principal amount of approximately $395.5 million.

In the second stage of the Searchlight Investment, which will occur upon receipt of Federal Communications Commission (“FCC”) and Hart-Scott-Rodino approvals and the satisfaction of certain other customary closing conditions, Searchlight will invest an additional $75 million in the Company and will be issued the Note, which will be convertible into shares of perpetual preferred stock of the Company with an aggregate liquidation preference equal to the principal amount of the Note at conversion. In addition, the CPR will become automatically convertible, upon the receipt of stockholder approval and certain regulatory approvals, into an additional number of shares of the Company’s common stock (the “Additional CPR Shares”) that, together with the Initial Common Shares and the Initial CPR Shares, would constitute approximately 35% of the outstanding shares of the Company’s common stock after giving effect to the conversion. If the FCC finally denies the requisite FCC approvals and applicable conditions to the second stage of the Searchlight Investment are satisfied, the Note will be issued to the Investor but will not be convertible into shares of preferred stock, the Investor shall have no obligation to deliver the $75 million of additional consideration to the Company, and the CPR will not become convertible into the Additional CPR Shares.
The descriptions of the Investment Agreement, the CPR Agreement and certain other documents related to the Searchlight Investment set forth herein are not complete and are qualified in their entirety by the full text of such documents, which are included in the Company’s Current Reports on Form 8-K, filed with the SEC on September 14, 2020 and October 2, 2020, and are incorporated by reference herein.
Under our current Amended and Restated Certificate of Incorporation, as amended, there are insufficient authorized shares of our common stock (the “Authorized Shares Cap”) to issue to the Investor the full amount of shares of common stock issuable under the Investment Agreement and the CPR Agreement, assuming that the second stage of the Searchlight Investment were to occur.

In addition, under Nasdaq rules, the Company cannot issue shares to the Investor in an amount that (taking into account the Initial Common Shares) would result in the Investor owning a number of shares of common stock equal to 20% or more of the outstanding shares of common stock or voting power of the Company as of immediately prior to the execution of the Investment Agreement, unless our stockholders approve such issuance (the “Nasdaq 20% Issuance Cap”). We are requesting this approval pursuant to Proposal No. 6 below.
Under the CPR Agreement, to the extent that the CPR is not converted into shares of common stock, then, for a ten-year term commencing on October 2, 2029, the Investor will have the right to exercise the CPR, in whole or in part, for cash payment equal to the fair market value of the number of shares of common stock underlying the CPR for which the CPR is being exercised.
Pursuant to the Investment Agreement, we are required to submit to our stockholders for their approval at this annual meeting the following proposals:
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A proposal to amend our Amended and Restated Certificate of Incorporation, as amended, to increase the authorized shares of our common stock from 100,000,000 shares to 150,000,000 shares, with such amendment in the form attached to this proxy statement as Exhibit A (the “Authorized Shares Proposal”), which is set forth in this Proposal No. 4; and

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A proposal for our stockholders to approve the issuance of our common stock to the Investor under the Investment Agreement and CPR Agreement in an amount exceeding the Nasdaq 20% Issuance Cap, in accordance with Nasdaq rules (the “20% Issuance Proposal”), which is set forth in Proposal No. 6.

Unless our stockholders approve both the Authorized Shares Proposal and the 20% Issuance Proposal, the maximum amount of shares that may be issued to the Investor under the CPR Agreement would be equal to 19.99% of our outstanding shares of common stock or voting power as of immediately prior to the execution of the Investment Agreement, and the Investor would have the right to exercise the remainder of the CPR for cash.
The Board’s Reasons for Recommending the Authorized Shares Proposal and the 20% Issuance Proposal
Our board of directors recommends that stockholders approve the Authorized Shares Proposal (this Proposal No. 4) and the 20% Issuance Proposal (Proposal No. 6) for the following reasons:
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Our board’s belief that Searchlight, with an investment team that has over 100 years of combined communications industry experience and in-depth experience working with management teams of portfolio companies executing strategies that involve deploying broadband infrastructure, will be a valued partner to aid the Company’s execution of its strategic plans and that the issuance of equity to the Investor (as opposed to the Investor having the right to exercise the CPR for cash) would be the best way to align Searchlight’s incentives with maximizing value for stockholders.

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The fact that, to the extent the Company is unable to issue the full amount of shares underlying the CPR due to the failure to obtain stockholder approval of the Authorized Shares Proposal and/or the 20% Issuance Proposal, then the Investor will have the right under the CPR Agreement to exercise the CPR for cash, which potential cash payment obligation may be substantial and may depress the trading price of the Company’s shares. As described above, the number of shares underlying the CPR currently is the Initial CPR Shares and, if the second stage of the Searchlight Investment is completed, the number of shares underlying the CPR will be increased by the Additional CPR Shares, whether or not stockholders approve any of the proposals at this annual meeting.

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The fact that if the Authorized Share Proposal is not approved, then, to the extent that the current authorized shares under our Amended and Restated Certificate of Incorporation, as amended, are used to issue shares of our common stock to the Investor under the CPR, the Company will be unable to issue shares for other purposes, such as employee compensation and acquisitions.

Certificate of Amendment
If this Proposal No. 4 and, accordingly, the amendment to the Amended and Restated Certificate of Incorporation, as amended, is approved, then the increase in our authorized shares of common stock will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of our common stock. However, the actual issuance of additional shares of our common stock under the second stage of the Searchlight transaction, as described above, will increase the number of shares outstanding of our common stock, which will have a dilutive effect on stockholders of the Company and will affect the voting power of the present holders of our common stock. If shares underlying the CPR are not issued to the Investor due to the failure of either this Proposal No. 4 or Proposal No. 6 to be approved, then, under the terms of the Investment Agreement and the CPR Agreement, the Investor will have the right to exercise the CPR for cash based on the value of such shares.
The board of directors has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.
Except for shares reserved for issuance under our existing equity compensation plans, including pursuant to Proposal No. 7, the board of directors has no other current plans to issue additional shares of our common stock. The board of directors believes that the benefits of providing the Company with the flexibility to issue shares without delay under the Investment Agreement and for any proper business purpose outweighs any possible disadvantages of dilution in our common stock.
Board Recommendation and Stockholder Vote Required
The Board recommends a vote “FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of our common stock from 100,000,000 shares to 150,000,000 shares, with such amendment in the form attached to this proxy statement as Exhibit A (Proposal No. 4).
The affirmative vote of the holders of a majority of all of the outstanding shares of the Company’s common stock entitled to vote on the amendment of our Amended and Restated Certificate of Incorporation, as amended, will be required for approval of this Proposal No. 4.
Approval of this Proposal No. 4 and Proposal No. 6 are not conditioned on each other, and the second closing of the Searchlight Investment (including the increase in the number of shares underlying the CPR by the Additional CPR Shares, as described in Proposal No. 4) is not conditioned on stockholder approval of either this Proposal No. 4 or Proposal No. 6.

PROPOSAL NO. 5 — APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO ELIMINATE OUR CLASSIFIED BOARD STRUCTURE
Currently, our Amended and Restated Certificate of Incorporation, as amended, provides for a classified board of directors divided into three classes of directors, designated as Class I, Class II, and Class III, with each class elected for three-year terms.
After carefully considering the advantages and disadvantages of declassification of the board of directors, on February 21, 2021, the board unanimously approved, declared advisable, and resolved to recommend to our stockholders, that it is in the best interests of the Company and our stockholders to amend our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, to declassify the board of directors. If approved by our stockholders, this would allow our stockholders to vote on the election of the Company’s entire board of directors each year beginning at the 2022 annual meeting of the Company’s stockholders, rather than on a staggered basis, as with the Company’s current classified board structure.
If the proposed amendments are approved by our stockholders, the Company will file an amendment to our Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware as soon as practicable following the 2021 annual meeting of stockholders. Following the effectiveness of the amendment filing, the board of directors would no longer be classified, and any director elected prior to the 2021 annual meeting of stockholders for a term extending beyond our 2022 annual meeting of stockholders shall, notwithstanding such term, hold office only until the 2022 annual meeting of stockholders and until his or her successor has been elected and qualified, subject, however, to such director’s earlier resignation or removal. The proposed amendments would not change the present number of directors or the board of directors’ authority to change that number and to fill any vacancies or newly created directorships.
To facilitate the declassification of the board of directors in a timely manner, following any approval of this Proposal No. 5 by our stockholders, each of our directors whose term does not expire at the 2022 annual meeting of stockholders desires to tender his or her contingent resignation, which will only become effective upon stockholder approval of this Proposal No. 5, and if the Company’s stockholders do not approve this Proposal No. 5, then the board of directors will remain classified, and the contingent resignations will not become effective. If this Proposal No. 5 is approved, as soon as practicable following the 2021 annual meeting of stockholders, each director will tender his or her resignation and will subsequently be reappointed to the declassified board of directors by the remaining members of the board directors, such that each member of the board of directors will serve a one-year term following the 2021 annual meeting of stockholders and stand for election annually, beginning at the 2022 annual meeting of stockholders.
In addition, Delaware law provides that, unless otherwise addressed in a company’s certificate of incorporation, members of a board of directors that is classified may be removed only for cause. The proposed amendments would provide that once the board of directors is fully declassified as of the 2022 annual meeting of stockholders, directors may be removed with or without cause.
The proposed Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as amended, is attached to this proxy statement as Exhibit B. If our stockholders approve the proposed amendments to our Amended and Restated Certificate of Incorporation, as amended, pursuant to this Proposal No. 5, then the board of directors will make certain conforming changes to our Amended and Restated Bylaws, as amended, to reflect the declassification of the board of directors.
Board Recommendation and Stockholder Vote Required
The board of directors recommends a vote “FOR” the approval of the amendments to our Amended and Restated Certificate of Incorporation, as amended, to eliminate our classified board structure, with such amendment in the form attached to this proxy statement as Exhibit B (Proposal No. 5).
The affirmative vote of the holders of a two-thirds of all of the outstanding shares of the Company’s common stock entitled to vote on the amendment of our Amended and Restated Certificate of Incorporation, as amended, will be required for approval of this Proposal No. 5.

PROPOSAL NO. 6 — APPROVAL OF THE ISSUANCE TO SEARCHLIGHT CAPITAL PARTNERS OF ADDITIONAL SHARES OF COMMON STOCK EQUAL TO 20% OR MORE OF THE COMPANY’S OUTSTANDING COMMON STOCK PURSUANT TO NASDAQ LISTING RULE 5635
Background
As described in Proposal No. 4 above, we are seeking stockholder approval under the applicable provisions of Nasdaq Marketplace Rule 5635 for the issuance and sale by us to an affiliate of Searchlight (the “Investor,” as defined in Proposal No. 4) that would result in the Investor owning a number of shares of our common stock equal to 20% or more of the outstanding shares of common stock or voting power of the Company as of immediately prior to the execution of the Investment Agreement that is described in Proposal No. 4, unless our stockholders approve such issuance pursuant to this Proposal No. 6. Please see “Proposal No. 4 — Summary of the Searchlight Investment” for more information about the summary of the Searchlight Investment and the Investment Agreement.
The Board’s Reasons for Recommending this Proposal No. 6
Please see “Proposal No. 4 — The Board’s Reasons for Recommending Authorized Shares Proposal and the 20% Issuance Proposal” for a description of the Board’s reasons for recommending this Proposal No. 6.
Board Recommendation and Stockholder Vote Required
The board of directors recommends a vote “FOR” the approval of the issuance to Searchlight of additional shares of common stock equal to 20% or more of the Company’s outstanding common stock to the Investor under the Investment Agreement and CPR Agreement in an amount exceeding the Nasdaq 20% Issuance Cap, in accordance with Nasdaq listing Rule 5635 (Proposal No. 6).
The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval, provided, that, in accordance with Nasdaq rules, Searchlight will not be voting the shares of common stock issued to Searchlight in connection with its October 2, 2020 strategic investment in the Company.
Approval of this Proposal No. 6 and Proposal No. 4 are not conditioned on each other, and the second closing of the Searchlight Investment (including the increase in the number of shares underlying the CPR by the Additional CPR Shares, as described in Proposal No. 4) is not conditioned on stockholder approval of either this Proposal No. 6 or Proposal No. 4.

PROPOSAL NO. 7 — APPROVAL OF A SHARE INCREASE UNDER THE
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. LONG-TERM INCENTIVE PLAN
On February 21, 2021, our Board adopted the Amended and Restated Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (the “LTIP” or the “Plan”). The Plan is the Company’s only stock-based compensation plan, and it provides for grants of stock options, stock appreciation rights, stock awards and stock unit awards to eligible employees and non-employee directors and grants of cash awards to eligible employees.
Share Increase
The Plan provides for an increase in the number of shares of common stock available under the Plan by 5,400,000 shares. This share increase requires stockholder approval, which the Company is seeking at this stockholders’ meeting.
The Company views its use of stock-based awards as an essential part of the Company’s compensation program and as an important element in achieving the program’s goals of attracting and retaining key employees and directors, providing them with additional incentive to increase the long-term value of the Company, and linking their financial interests with those of the Company’s stockholders. The Company also believes that stock-based awards motivate employees and non-employee directors to create stockholder value because the value they realize from these awards is based in large part on the Company’s common stock price performance.
The increase in the number of the shares available under the Plan is to ensure that we have the continued ability to make awards under the Plan. The Company last obtained stockholder approval to increase shares in 2018, which added 2,000,000 additional shares for issuance under the Plan. As of March 1, 2021, there were only 422,641 shares that remained available for future grants under the Plan. We expect that the requested increase in the number of shares would likely be sufficient to provide Plan awards for two to three additional years, at which time the Company would seek stockholder approval for the award of any additional shares under the Plan.
If stockholder approval of the share increase is not obtained, there will be insufficient shares available under the Plan to make annual awards and to provide grants to new hires in future years. In this event, the Company would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain and compensate key employees and non-employee directors.
Plan Award Information; Plan Restrictions
Share Usage
The following table sets forth information regarding the number of shares subject to awards granted over each of the last three years as of December 31st:
	2020	2019	2018
Stock options/SARs outstanding:	—	—	—
Full-value time-vested awards granted:	863,710	551,214	478,210
Full value performance awards earned:	240,669	371,672	—
Weighted-average common shares outstanding:	72,752,000	70,837,000	70,613,000
Share usage rate:	1.52%	1.30%	0.68%
Dilution and Expected Dilution
The Company, through its compensation committee, believes that it has prudently managed awards under the Plan, giving proper consideration to the dilutive impact of stock awards on stockholder equity, and it has evaluated this share request carefully in the context of the need to attract, motivate, and retain high quality employees and directors. As of March 1, 2021, we had 1,968,954 time-vested (RSA) and performance-vested (PSA) shares outstanding, 422,641 shares available for future grants under the Plan, and outstanding common shares of 79,213,100. The total fully-diluted overhang as of March 1, 2021 would be 9% if the entire proposed share reserve of 5,400,000 is granted in full-value awards only (the Company’s historical practice). In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of numerator and common shares outstanding, with all data effective as of March 1, 2021. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution.
Plan Restrictions
The Plan contains certain restrictions that the Company believes furthers the objectives of the Plan and reflects sound corporate governance principles:
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Dividends on all stock awards and dividend equivalents on all stock unit awards are paid only to the extent the awards vest. No dividends or dividend equivalents are paid on stock options or stock appreciation rights.

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Awards to employees are subject to minimum vesting periods (a one-year minimum vesting period for stock options and stock appreciation rights (“SARs”) and a minimum three-year minimum vesting period for time-based stock and stock unit awards).

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Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term of the award is limited to 10 years from the date of grant.

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Stock used to pay the exercise price of stock options or the withholding tax due in connection with the exercise of stock options or SARs may not be used for future grants under the Plan, and stock repurchased by the Company with proceeds received from stock option exercises may not be used for future grants under the Plan.

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Repricing of stock options or SARs (including cancelling underwater options or SARS for a cash payment) without stockholder approval is prohibited.

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If upon a change in control of the Company outstanding awards are assumed and converted into new awards of the acquiring company, accelerated vesting only occurs if an employee is subsequently terminated without cause or for good reason, or a director is asked to resign for other than cause, within 24 months following the change in control.

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Awards are subject to the Company’s Incentive Compensation Recoupment Policy, which permits the Company to recoup a participant’s stock compensation if there is a restatement of the Company’s financial statements.

Description of the Plan
The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as Exhibit C to this proxy statement. Stockholders are encouraged to review the Plan carefully.
Administration.   The Plan is administered by a committee comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934. The Plan is currently administered by the compensation committee. The compensation committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.
Number of Shares.   The number of shares of the Company’s common stock that may be issued under the Plan would, if this amendment is approved, increase by 5,400,000 shares, from 4,650,000 to 10,050,000 shares.
Shares issuable under the Plan may be authorized but unissued shares or treasury shares.   If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Plan for any reason, the shares subject to the award will again be available for issuance. Any shares subject to a stock award or stock unit award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment of withholding taxes due in connection with the award will again be available for issuance. Any shares used to pay the exercise price of a stock option or the withholding taxes due in connection with the exercise of a stock option or an SAR, or shares repurchased by the Company with proceeds received from a stock option exercise, shall not again be available for issuance. The number of shares of common stock issuable under the Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Company has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.
Subject to certain adjustments, (i) the maximum number of shares issued as stock options to any employee in any calendar year is 300,000 (25,000 shares in the case of a non-employee director); (ii) the maximum number of shares pursuant to which stock appreciation rights are issued to any employee in any calendar year is 300,000 (25,000 shares in the case of a non-employee director); and (iii) no stock awards or stock unit awards made to an employee in any calendar year can relate to shares having a fair market value on the date of grant that exceeds $6,000,000 ($500,000 in the case of a non-employee director. In addition, no more than $5,000,000 may be paid to an employee for each year in any performance period under a Cash Incentive Program.
Eligibility.   All employees of the Company designated by the compensation committee and all non-employee directors of the Company are eligible to receive awards under the Plan. On March 1, 2021, approximately 74 employees and all non-employee directors were eligible to participate in the Plan.
Awards to Participants.   The Plan provides for awards of stock options, stock appreciation rights, stock awards and stock unit awards to all participants and for cash awards to participants who are employees. Each stock-based award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the compensation committee in its sole discretion, consistent with the terms of the Plan.
Stock Options.   The compensation committee has the discretion to grant non-qualified stock options and incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that (i) the exercise price of each stock option shall not be less than the closing sales price of the Company’s common stock on the date which the option is granted (“fair market value”), (ii) the vesting period for each option will be at least one year (unless the compensation committee determines that a shorter period better serves the Company’s interest), and (iii) each option shall expire 10 years from the date of grant.
An incentive stock option, which may be granted only to employees, is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option shall be 110% of the closing price of the common stock on the date of grant and the incentive stock option shall expire no later than five years from the date of grant; and (iii) no incentive stock option shall be granted after 10 years from the date the Plan was adopted.
Stock Appreciation Rights.   The compensation committee has the discretion to grant stock appreciation rights to participants. Each right entitles the participant to receive, on exercise, the difference between the fair market value of the common stock on the date of exercise and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. The stock appreciation right will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The compensation committee has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that (i) the exercise price of each stock appreciation right will be not less than the fair market value of the common stock on the date of grant, (ii) the vesting period for each stock appreciation right will be at least one year

(unless the compensation committee determines that a shorter period better serves the Company’s interest), and (ii) each stock appreciation right will expire 10 years from the date of grant.
Stock Awards.   The compensation committee has the discretion to grant stock awards to participants. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the compensation committee. Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any stock award will be held by the Company and will be paid only to the holder of the stock award to the extent the restrictions on such stock award lapse. The vesting period for any time-based stock award will be at least three years (unless the compensation committee determines that a shorter period better serves the Company’s interest).
Stock Unit Awards.   The compensation committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the compensation committee. A participant will not be a stockholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. Until the restrictions on the stock units lapse, dividend equivalents otherwise payable on any stock unit award will be held by the Company and will be paid only to the holder of the stock unit award to the extent the restrictions on such stock unit award lapse. The vesting period for any time-based stock unit award will be at least three years (unless the compensation committee determines that a shorter period better serves the Company’s interest).
Cash Incentive Awards.   The compensation committee has the discretion to adopt one or more Cash Incentive Programs, pursuant to which employees will be eligible for cash payments based upon the level of attainment of pre-established performance goals set by the compensation committee with respect to a performance period (which the compensation committee sets with a duration of one to five years). The compensation committee has the discretion to set the terms and conditions applicable to the cash incentive award, including the eligible employees, the performance criteria and goals and the amount of payments to be made upon attainment of the goals.
Payment for Stock Options and Withholding Taxes.   The compensation committee may make one or more of the following methods available for payment of the exercise price of a stock option, and for payment of the minimum required tax obligation associated with an award: (i) in cash; (ii) in cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or tax withholding; (iii) by directing the Company to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the compensation committee. The Company has the discretion to permit a participant to pay additional withholding tax, up to the applicable maximum statutory rate.
Provisions Relating to a “Change in Control” of the Company.   The Plan provides that if there is a change in control of the Company, and there is no assumption of outstanding awards by the successor entity, or conversion of outstanding awards into comparable equity awards of the successor entity, then as of the effective date of the change in control all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the effective date of the change in control, in which case the restrictions will lapse based on actual attainment of the performance goal). If required by the terms of the transaction, the compensation committee has the right to cancel such grants after having given the participants a reasonable time to exercise the options and stock appreciation rights and take necessary action to receive stock or cash pursuant to stock and stock unit awards. The Plan also provides that if in connection with the change in control the Plan awards are assumed or converted by the successor entity as described above, and within 24 months following the effective date of the change in control the participant’s employment is terminated without cause or the participant terminates employment for good reason, or a participant who is a director is asked to resign for other than cause, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal). See Section 15 of the Plan for the definition of “change in control”.
Transferability.   No award granted under the Plan may be transferred, except by will and the laws of descent and distribution, or as permitted by the compensation committee with respect to a stock-based award transferred without value by the participant during his lifetime for estate planning purposes.
Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Plan.   The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable regulation or stock exchange rule.
The Board may terminate, suspend or amend the Plan from time to time, without the approval of the stockholders, unless such approval is required by applicable law or stock exchange rule, provided that (i) no amendment shall be made to the Plan’s change in control provisions after the date of the change in control which would adversely affect any rights that would vest on the effective date of the change in control, and (ii) no amendment shall result in the modification or cancellation of an award without the written consent of the participant, unless there is a dissolution, liquidation, change in control or change in capital structure of the Company. Notwithstanding the foregoing, there shall be no amendment to the Plan or any award agreement that results in the repricing of stock options without stockholder approval (except in the case of an equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events).
No awards may be granted under the Plan on or after April 30, 2028.
Awards Granted Under the Plan.   It is not possible to determine the amount or dollar value of awards that will be made under the Plan, since the Plan does not require that any awards be made to any individual and all awards under the Plan are at the discretion of the compensation committee.
Description of Material Changes from Existing Plan
The only material changes from the Plan as in effect prior to this amendment are (i) the increase of 5,400,000 shares available for issuance under the Plan, from 4,650,000 shares to 10,050,000, (ii) extending to time-based stock awards and stock unit awards the requirement that dividends and dividend equivalents are payable only to the extent such awards vest and (iii) eliminating the ability to reissue shares used to pay the stock option exercise price or withholding taxes due in connection with the exercise of a stock option or SAR.
Summary of Federal Income Tax Consequences
The following is a summary of the federal income tax consequences of the Plan.   It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.
Non-Qualified Stock Options.   A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant.

When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.
Incentive Stock Options.   A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.
In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.
Stock Appreciation Rights.   A participant will not recognize any income at the time of the grant of the stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.
Stock Awards/Units.   If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. If the participant receives a stock unit award, he generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of the award, provided that if the shares are subject to any restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.
If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

Cash Incentive Awards.   A participant who receives a cash incentive award will recognize ordinary income equal to the amount received. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.
Board Recommendation and Stockholder Vote Required
The board of directors recommends a vote “FOR” the approval of a 5,400,000 increase in shares available under the Plan (Proposal No. 7).
The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Transactions Policy
Our audit committee has adopted a written Related Person Transactions Policy, which provides for procedures for review and oversight of transactions involving the Company and “related persons” (which consists of directors, director nominees, executive officers and stockholders owning five percent or more of the Company’s outstanding stock, any of their immediate family members, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner, principal or in a similar position or has, together with the beneficial ownership interests of all other “related persons,” a 10% or greater beneficial ownership interest). The policy covers any related person transaction that would be required to be disclosed in our proxy statement under applicable SEC rules (generally, transactions in which the Company is a participant, the amount involved exceeds $120,000 and in which a “related person” has a direct or indirect material interest).
Certain transactions are not subject to specific review under the policy by virtue of being exempt from the set of related person transactions that must be disclosed pursuant to applicable SEC rules (“exempt transactions”). In addition, the audit committee has approved in the policy the provision of products or services by the Company and its subsidiaries to “related persons,” if conducted in the ordinary course of business and on terms that are no less favorable to the Company than those available to customers who are not related to the Company.
The policy requires, prior to a party entering into any related person transaction (other than an exempt transaction), that such party provide, to the extent practicable, notice to the Company of the proposed related person transaction. In addition, any amendment, renewal or extension of any Other Related Person Transaction previously approved under this Policy shall also be subject to approval under the Policy as a separate Other Related Person Transaction. The audit committee or its chairperson may approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee or its chairperson, as applicable, determines in good faith. In the event the Company becomes aware of a related person transaction that has not been previously approved or previously ratified under the policy that is pending or ongoing, it will be submitted to the audit committee or its chairperson, as applicable, which shall evaluate all options, including but not limited to ratification, amendment or termination of the related person transaction, and (if appropriate) any disciplinary actions recommended. No member of the audit committee may participate in the consideration, approval or ratification of any related person transaction with respect to which such member or any of his or her immediate family members is the “related person” or in which he, she or they otherwise have an interest.
There were no “related persons” transactions in 2020 that are required to be disclosed in this proxy statement under applicable SEC rules.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2020, Roger H. Moore, Thomas A. Gerke and Maribeth S. Rahe served on the compensation committee. No member of the compensation committee was, during 2020, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. During 2020, no Company executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the Company’s board of directors or its compensation committee.
ANNUAL REPORT TO STOCKHOLDERS
Our combined 2020 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2020 is being made available to stockholders concurrently with this proxy statement. The Notice and Access Card provided to stockholders contains instructions on how to access the 2020 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2020.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
The proxy rules of the SEC permit our stockholders, after notice to the Company, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. In order for any stockholder proposal to be considered for inclusion in our proxy statement to be issued in connection with our 2022 Annual Meeting of Stockholders, that proposal must be received at our principal executive offices, 121 South 17th Street, Mattoon, Illinois 61938-3987 (Attention: Secretary), no later than November 18, 2021.
Our Amended and Restated Bylaws provide that certain additional requirements be met in order that business, including the nomination of directors, may properly come before the stockholders at the annual meeting. Among other things, stockholders intending to bring business before the annual meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we mailed our proxy materials for the preceding year’s annual meeting. In addition, the following information must be provided regarding each proposal: as to each person whom the stockholder proposes to nominate for election as a director, the name, age, business address and, if known, residential address, principal occupation or employment, the class, series and number of shares beneficially owned by such nominee and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by Regulation 14A of the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; a brief description of the business desired to be brought before the meeting; the text of any resolution proposed to be adopted at the meeting; and the reasons for conducting such business at the meeting; and a statement of any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and, in the case of director nominations, a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the stockholder.
In addition, the following information must be provided regarding the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: the name and address of such stockholder, as it appears on the Company’s stock transfer books, and of such beneficial owner; the class, series and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; a representation that the stockholder giving the notice is a stockholder of record and intends to appear in person or by a qualified representative at the annual meeting to bring the business proposed in the notice before the meeting; a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from stockholders in support of such proposal or nomination; and any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder.
GENERAL
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing and filing such reports with the SEC.
To our knowledge, based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied with these requirements during 2020.

Other Information
The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us. In addition to the use of mailings, proxies may be solicited by personal interview and telephone and by our directors, officers and regular employees without special compensation therefore. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.
Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted in accordance with the recommendation of the board of directors.
OTHER MATTERS
Our board does not know of any other matters that are to be presented for action at the 2021 annual meeting. Should any other matter come before the annual meeting, however, the Proxy Holders will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.
BY ORDER OF THE BOARD OF DIRECTORS

J. Garrett Van Osdell Chief Legal Officer and Secretary
Dated: March 17, 2021

Exhibit A
Proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Consolidated Communications Holdings, Inc. to Increase the Number of Authorized Shares of Common Stock to 150,000,000 Shares
The text of the proposed amendment is marked to reflect the proposed changes.
Consolidated Communications Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
1.
Article IV, Section A of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation is amended and restated to read as follows:

A.
Authorized Classes of Stock and Number of Shares. The Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that the Corporation is authorized to issue is ~~110,000,000~~ 160,000,000 shares consisting of (1) ~~100,000,000~~ 150,000,000 shares of Common Stock, par value $0.01 per share and (2) 10,000,000 shares of Preferred Stock, par value $0.01 per share.

2.
The foregoing amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, to be executed by the undersigned officer, duly authorized, as of the           day of                 2021.
Consolidated Communications Holdings, Inc.
By:
Name:
Title:

A-1

Exhibit B
Proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Consolidated Communications Holdings, Inc. to Eliminate Our Classified Board Structure
The text of the proposed amendment is marked to reflect the proposed changes.
Consolidated Communications Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
1.
Article VI of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation is amended and restated to read as follows:

ARTICLE VI
BOARD OF DIRECTORS;
MANAGEMENT OF THE CORPORATION
A.~~Classified~~ Board of Directors.   ~~The directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors following the filing and effectiveness of this Amended and Restated Certificate of Incorporation. The term of the initial Class I director(s) shall terminate on the date of the 2006 annual meeting; the term of the initial Class II director(s) shall terminate on the date of the 2007 annual meeting; and the term of the initial Class III director(s) shall terminate on the date of the 2008 annual meeting. At each succeeding annual meeting of stockholders beginning in 2006, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. As used in this Amended and Restated Certificate of Incorporation, the term “entire Board of Directors” means the total number of directors that the Corporation would have if there were no vacancies.~~ Commencing with the election of directors at the Corporation’s 2022 annual meeting of stockholders, all directors shall be elected annually for terms of one year, and each director elected at and after the 2022 annual meeting of stockholders shall hold office until the next succeeding annual meeting of stockholders and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Each director elected prior to the 2021 annual meeting of stockholders for a term extending beyond the 2022 annual meeting of stockholders shall, notwithstanding such term, hold office only until the 2022 annual meeting of stockholders and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.
B.Vacancies; Removal.   Subject to the terms of any Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by the affirmative vote of a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by the affirmative vote of a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director ~~of any class~~ elected to fill a vacancy resulting from an increase in the number of directors ~~of such class~~ shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal ~~for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor~~. Subject to the rights, if any, of the holders of Preferred Stock, any or all of the directors of the Corporation may be removed from office at any time, ~~but only for~~ with or without cause, and then only upon the affirmative vote of the holders of not less than ~~662∕3%~~ a majority of the Corporation’s then outstanding Common Stock then entitled to vote at an election of directors. ~~Notwithstanding the foregoing, whenever the holders of any Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and~~

B-1

~~other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.~~
2.
Article IX of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation is amended and restated to read as follows:

ARTICLE IX
AMENDMENT OF BYLAWS
In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws. The affirmative vote of not less than a majority of the ~~entire Board of Directors~~ total number of directors that the Corporation would have if there were no vacancies shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of not less than a majority of the Corporation’s then outstanding Common Stock; provided, however that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (and in addition to any other vote that may be required by law), the affirmative vote or holders of not less than 66 2∕3% of the Corporation’s then outstanding Common Stock shall be required to alter, amend or repeal, in whole or in part, Sections 2.02, 2.03~~, 3.02~~ or Section 9.01 of the Corporation’s Bylaws or to adopt any bylaw inconsistent with the purpose and intent of the foregoing provisions.
3.
The foregoing amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, to be executed by the undersigned officer, duly authorized, as of the           day of                 2021.
Consolidated Communications Holdings, Inc.
By:
Name:
Title:

B-2

Exhibit C
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective February 21, 2021)

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
LONG-TERM INCENTIVE PLAN
(As Amended And Restated Effective February 21, 2021)
§ 1.   PURPOSE
The primary purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants and Cash Incentive Program awards to Eligible Employees and Directors in order to (1) attract and retain Eligible Employees and Directors, (2) provide an additional incentive to each Eligible Employee or Director to work to increase the Company’s long-term value and (3) provide each Eligible Employee or Director with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders.
§ 2.   DEFINITIONS
2.1   Board means the Board of Directors of the Company.
2.2   Cash Incentive Program means a cash incentive program described in § 11.
2.3   Cause means, with respect to an Eligible Employee or Director:
(a)
the conviction of, pleading guilty to, or confessing or otherwise admitting to any felony or any act of fraud, misappropriation or embezzlement;

(b)
the act or omission by the individual involving malfeasance or gross negligence in the performance of the individual’s duties and responsibilities to the material detriment of the Company; or

(c)
the breach of any provision of any code of conduct adopted by the Company which applies to the Company if the consequence to such violation for any individual subject to such code of conduct ordinarily would be a termination of his or her employment by the Company or removal from the Board, as applicable.

No such act or omission or event shall be treated as “Cause” under this Plan unless (i) the individual has been provided a detailed, written statement of the basis for belief that such act or omission or event constitutes “Cause” and an opportunity to meet with the Committee (together with the individual’s counsel if the individual chooses to have counsel present at such meeting) after the individual has had a reasonable period in which to review such statement and, if the act or omission or event is one which can be cured by the individual, the individual has had at least a thirty (30) day period to take corrective action and (ii) a majority of the Committee after such meeting (if the individual exercises the individual’s right to have a meeting) and after the end of such thirty (30) day correction period (if applicable) determines reasonably and in good faith that “Cause” does exist under this Plan.
2.4   Certificate means the agreement (whether in electronic or written form) which sets forth the terms and conditions of an Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant.
2.5   Change in Control means the earliest to occur of:
(a)
any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), other than an “affiliate” (as that term is defined in Section 5 of Article IV of the Company’s amended and restated certificate of incorporation) of Richard A. Lumpkin, is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing a majority of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company;

(b)
during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c)
the consummation of a reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

(d)
the consummation of a reorganization, merger, consolidation or share exchange involving the Company unless (i) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own at least a majority of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.5(d)(i) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (iii) the percentage described in § 2.5(d)(i) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.5(d)(ii) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in § 2.5(d)(i) immediately before the consummation of such transaction.

2.6   Code means the Internal Revenue Code of 1986, as amended.
2.7   Committee means the Compensation Committee of the Board, or such other committee designated by the Board which shall have at least two members come within the definition of a “non-employee director” under Rule 16b-3 under Section 16 of the 1934 Act.
2.8   Company means Consolidated Communications Holdings, Inc. and any successor thereto.
2.9   Director means any member of the Board who is not an employee of the Company or a Parent, Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.
2.10   Eligible Employee means an employee of the Company or any Subsidiary or Parent to whom the Committee decides in its sole discretion to make a grant under the Plan.
2.11   Fair Market Value means (a) the closing price on any date of a share of Stock as reported on the NASDAQ Global Select Market, or if no trading occurs on such date, the trading day immediately preceding such date or (b) if no such price quotation is available, the price determined by the Committee in good faith.
2.12   Good Reason means with respect to any Eligible Employee, the occurrence of one or more of the following events:
(a)
a material reduction in the Eligible Employee’s base salary and/or bonus opportunity without the Eligible Employee’s express written consent;

(b)
a material reduction in the scope, importance or prestige of the Eligible Employee’s duties, responsibilities or powers at the Company or Subsidiary, as applicable, without the Eligible Employee’s express written consent; or

(c)
the Company transfers the Eligible Employee’s primary work site to a new primary work site which is more than 30 miles (measured along a straight line) from the Eligible Employee’s then current primary work site unless such new primary work site is closer (measured along a straight line) to the Eligible Employee’s primary residence than the Eligible Employee’s then current primary work site.

No such act or omission shall be treated as “Good Reason” under this Plan unless
(i)
(A) The Eligible Employee delivers to the Committee a detailed, written statement of the basis for the Eligible Employee’s belief that such act or omission constitutes Good Reason, (B) the Eligible Employee delivers such statement before the later of (I) the end of the ninety (90) day period which starts on the date there is an act or omission which forms the basis for the Eligible Employee’s belief that Good Reason exists or (II) the end of the period mutually agreed upon for purposes of this paragraph in writing by the Eligible Employee and the Committee, (C) the Eligible Employee gives the Committee a thirty (30) day period after the delivery of such statement to cure the basis for such belief and (D) the Eligible Employee actually submits his or her written resignation to the Committee during the sixty (60) day period which begins immediately after the end of such thirty (30) day period if the Eligible Employee reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty (30) day period; or
(ii)
the Company states in writing to the Eligible Employee that the Eligible Employee has the right to treat any such act or omission as Good Reason under this Plan and the Eligible Employee resigns during the sixty (60) day period which starts on the date such statement is actually delivered to the Eligible Employee.

2.13   Grant means the award of an Option, Stock Appreciation Right, Stock Grant or Stock Unit made under the Plan.
2.14   ISO means an Option granted under this Plan which is intended to satisfy the requirements of § 422 of the Code.
2.15   1933 Act means the Securities Act of 1933, as amended.
2.16   1934 Act means the Securities Exchange Act of 1934, as amended.
2.17   NSO means an Option granted under this Plan which is not an ISO.
2.18   Option means the grant of a right to purchase shares of Stock under § 7.
2.19   Parent means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.
2.20   Plan means this Consolidated Communications Holdings, Inc. Long-Term Incentive Plan, as Amended and Restated Effective February 21, 2021 and as amended from time to time thereafter.
2.21   Stock means the common stock of the Company.
2.22   Stock Appreciation Right or SAR means a right which is granted under § 8 to receive the appreciation in a share of Stock.
2.23   Stock Grant means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.
2.24   Stock Unit Grant means a grant under § 10 which is designed to result in the payment of either cash (based on the Fair Market Value of the number of shares of Stock described in such grant) or Stock (based on the issuance of the number of shares of Stock described in such grant), as determined in the sole discretion of the Committee at the time of grant.
2.25   Subsidiary means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.
§ 3.   SHARES AND GRANT LIMITS
3.1   Shares Reserved.   The total number of shares of Stock available for Grants under the Plan from and after February 21, 2021 shall be 10,050,000 (4,650,000 shares of Stock prior to February 21, 2021).
3.2   Source of Shares.   The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. All shares of Stock described in § 3.1 shall remain available for issuance under the Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant or Stock Unit Grant, and any such shares of Stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant or a Stock Unit Grant which are forfeited thereafter shall again become available for issuance under the Plan. If shares of Stock are tendered to the Company as payment of any withholding tax due in connection with a Stock Grant or Stock Unit Grant, such shares shall again become available for issuance under the Plan. If the exercise price under an Option, or the withholding tax due in connection with an Option or SAR exercise, is paid in whole or in part in shares of Stock, such shares shall not become available for issuance under the Plan, and any shares purchased by the Company with proceeds from an Option exercise shall not become available for issuance under the Plan.
3.3   Use of Proceeds.   The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.
3.4   Grant Limits.   No Eligible Employee in any calendar year shall be granted an Option to purchase more than 300,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to more than 300,000 shares of Stock (25,000 shares, respectively, in the case of a Director), and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $6,000,000 ($500,000 in the case of a Director). No more than $5,000,000 may be paid to any Eligible Employee under any Cash Incentive Program for each year of each performance period under such program. No more than 10,050,000 shares of Stock (4,650,000 shares of Stock prior to February 21, 2021) shall be issued in connection with the exercise of ISOs.
§ 4.   EFFECTIVE DATE
4.1   Effective Date.   The Plan was initially approved by the stockholders of the Company, and became effective, as of July 21, 2005. The Plan has been amended and restated from time to time, and is further amended and restated, effective as of February 21, 2021, subject to approval by the stockholders of the Company at the Company’s annual meeting of stockholders to be held on April 26, 2021 and any adjournment or postponement thereof.
4.2   Stockholder Approval.   In the event the Plan is not approved by stockholders at the Company’s 2021 annual meeting, (a) the Plan as amended and restated shall have no effect; (b) the terms of the Plan as in effect immediately prior to the amendment and restatement shall remain in effect and, to the extent permitted under those terms, shall apply to all Grants and Cash Incentive Program payments made on or after February 21, 2021; and (c) any Grants and Cash Incentive Program payments made on or after February 21, 2021 not permitted under the terms of the Plan as in effect immediately prior to the amendment and restatement shall be cancelled.
§ 5.   COMMITTEE
This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 15 and § 16) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any Grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.
§ 6.   ELIGIBILITY
All Eligible Employees and all Directors shall be eligible for a grant of Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants under this Plan. Only Eligible Employees shall be eligible for a grant of ISOs under this Plan, and only Eligible Employees shall be eligible to participate in any Cash Incentive Program.

§ 7.   OPTIONS
7.1   Committee Action.   The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under the Plan from time to time. Each grant of an Option to a Eligible Employee or Director shall be evidenced by a Certificate, and each Certificate shall set forth whether or not the Option is an ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest. No dividends or dividend equivalents shall be paid with respect to the shares of Stock subject to an Option prior to the exercise of the Option.
7.2   $100,000 Limit.   No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a NSO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code.
7.3   Exercise Price.   The exercise price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code, the exercise price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.
7.4   Payment.   The exercise price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, a Certificate can provide for the payment of the exercise price either in cash, by check or in Stock which is acceptable to the Committee, through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, by directing the Company to withhold shares of Stock otherwise issuable in connection with the exercise of the Option having a Fair Market Value equal to the exercise price, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.
7.5   Exercise.   Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Certificate, but no Certificate shall make an Option exercisable on or after the date which is the tenth anniversary of the date the Option is granted (or fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code on the date the Option is granted).
§ 8.   STOCK APPRECIATION RIGHTS
8.1   Committee Action.   The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right Grant shall be evidenced by a Certificate setting forth the terms and conditions of the SAR, including the SAR exercise price, the number of shares of Stock to which the SAR pertains, the duration of the SAR and the form of settlement.
8.2   Exercise Price.   The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date the SAR is granted.
8.3   Minimum Period of Service.   If the only condition to exercise of an SAR is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the SAR is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

8.4   Exercise Period.   Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the Certificate, which shall not be later than the tenth anniversary of the date on which the SAR was granted.
8.5   Exercise.   Upon exercise, an SAR entitles the Eligible Employee or Director to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Stock as of the date on which the SAR is exercised over the SAR’s exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The payment from the Company may be made, in the discretion of the Committee, in cash or in Stock issued under the Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the SAR is exercised. No dividends or dividend equivalents shall be paid with respect to SARs.
§ 9.   STOCK GRANTS
9.1   Committee Action.   The Committee acting in its absolute discretion shall have the right to make Stock Grants to Eligible Employees and Directors. The terms and conditions of any such Grant shall be determined by the Committee at the time of grant.
9.2   Terms and Conditions of Stock Grants.
(a)
Certificate.   Each Stock Grant shall be evidenced by a Certificate specifying the terms and conditions of the Grant as the Committee may determine, including the number of shares of Stock issuable under the Stock Grant and the restrictions on transfer. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions lapse on any or all of the Shares subject to the Stock Award.

(b)
Minimum Period of Service.   If the only condition to the forfeiture of a Stock Grant is the completion of a period of service, such period of service shall be no less than the three year period which starts on the date as of which the Stock Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

(c)
Dividends.   If a cash or Stock dividend or other distribution is paid on a share of Stock subject to a Stock Grant, the Company shall accumulate and hold such amounts, and the accumulated amounts shall be paid to the Eligible Employee or Director only upon the lapse of the restrictions to which the Stock Grant is subject, and any such amounts attributable to the portion of the Stock Grant for which the restrictions do not lapse shall be forfeited.

9.3   Performance-Based Stock Grants.
(a)
General.   The Committee in its discretion may make Stock Grants to Eligible Employees and Directors subject to one or more conditions related to one or more performance goals.

(b)
Adjustments.   When the Committee determines whether a performance goal has been satisfied for any performance period established by the Committee, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine are reasonable and appropriate under the circumstances.

9.4   Stockholder Status.   Subject to the restrictions set forth herein and in the related Certificate, upon grant of a Stock Grant to an Eligible Employee or Director, such Eligible Employee or Director shall be a stockholder with respect to all the shares of Stock subject to such Stock Grant and shall have all the rights of a stockholder with respect to such shares of Stock, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. The Company shall issue the number of shares of Stock granted under a Stock Grant on an uncertificated basis, with the Participant’s ownership of such shares evidenced by book entry in the records of the Company’s transfer agent. Following the lapse of restrictions on any portion of the Stock Grant, the Company shall issue stock certificates or other evidence of ownership representing the shares of Stock subject to such portion of the Stock Grant. If a Stock Grant is issued before an Eligible Employee’s or Director’s interest in the Stock Grant is non-forfeitable, the Company shall have the right to condition any such issuance on the Eligible Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Director in order for the Company to effect any forfeiture called for under the related Certificate.
§ 10.   STOCK UNIT GRANTS
10.1   Committee Action.   The Committee acting in its absolute discretion shall have the right to make Stock Unit Grants to Eligible Employees and Directors. Each Stock Unit Grant shall entitle the Eligible Employee or Director to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the Certificate, shares of Stock or cash equal to the Fair Market Value of the Stock on the date of such event, as provided in the Certificate. The terms and conditions of any such Grant shall be determined by the Committee at the time of grant.
10.2   Terms and Conditions of Stock Unit Grants.
(a)
Certificate.   Each Stock Unit Grant shall be evidenced by a Certificate specifying the terms and conditions of the Grant as the Committee may determine, including the number of shares of Stock issuable under the Stock Unit Grant, the restrictions on transfer or other conditions to which the Grant is subject, and the form of settlement. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions or conditions lapse on any or all of the Stock Units.

(b)
Minimum Period of Service.   If the only condition to the forfeiture of a Stock Grant is the completion of a period of service, such period of service shall be no less than the three year period which starts on the date as of which the Stock Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

(c)
Dividends.   A Certificate may provide that, until the Stock Unit Grant is settled in Stock or cash, the Eligible Employee or Director shall receive, on each dividend or distribution payment date applicable to the shares of Stock, an amount equal to the dividends or distributions that the Eligible Employee or Director would have received had the Stock Unit Grant held by the Eligible Employee or Director as of the related record date been a Stock Grant. The Company shall accumulate and hold such amounts, and the accumulated amounts shall be paid to the Eligible Employee or Director only upon the lapse of the restrictions or conditions to which the Stock Unit Grant is subject, and any such amounts attributable to the portion of a Stock Unit Grant for which the restrictions or conditions do not lapse shall be forfeited.

10.3   Performance-Based Stock Unit Grants.
(a)
General.   The Committee in its discretion may make Stock Unit Grants to Eligible Employees and Directors subject to one or more conditions related to one or more performance goals.

(b)
Adjustments.   When the Committee determines whether a performance goal has been satisfied for any performance period established by the Committee, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine are reasonable and appropriate under the circumstances.

10.4   No Stockholder Rights.   An Eligible Employee or Director shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Unit Grant prior to the date it is settled in shares of Stock.
10.5   Settlement.   Upon settlement of any portion of a Stock Unit Grant, a stock certificate or other evidence of ownership representing the shares of Stock, or if applicable the cash payment, shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.
§ 11.   CASH INCENTIVE PROGRAM
11.1   General.   The Committee may adopt one or more Cash Incentive Programs under the Plan, and each such Program shall run for a performance period which shall be expressed in whole years, from one to five years. Such Cash Incentive Program shall be separate and distinct from any other cash incentive plan or program sponsored by the Company. The Committee shall determine the terms and conditions for any Eligible Employee to participate in each such Program, and payments shall be made thereunder based on the satisfaction of one or more performance goals.
11.2   Adjustments.   When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine are reasonable and appropriate under the circumstances.
§ 12.   CONDITIONS OF TRANSFER
Each Option and each Stock Appreciation Right granted under this Plan and each Stock Grant and Stock Unit Grant made under this Plan shall be transferable by the Eligible Employee or Director to whom the related grant is made only by will or the laws of descent and distribution, unless the Committee authorizes a transfer under circumstances other than by will or the laws of descent and distribution in accordance with this § 12. A transfer (other than by will or the laws of descent and distribution) shall be authorized in accordance with this § 12 only if (a) an Eligible Employee or Director requests in writing that the Committee authorize such transfer, (b) the Eligible Employee or Director demonstrates to the Committee’s satisfaction that the transfer is contemplated in connection with a professionally prepared estate plan for the Eligible Employee or Director and (c) the Committee acting in its absolute discretion determines that (1) the requested transfer is not inconsistent with the purpose of this Plan, (2) there is no legal prohibition against such transfer and (3) there will be a basis on which to register any related shares of Stock under the 1933 Act or there will be a registration exemption under the 1933 Act if the request is granted. If a transfer is authorized, the related Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant shall remain immediately following such transfer subject to the same terms and conditions as in effect immediately before such transfer, and no shares of Stock shall be issued to any person pursuant to such transfer and no cash shall be paid to any such person pursuant to such transfer before the Eligible Employee or Director satisfies in full all of the conditions for such issuance or payment and pays, or makes provision satisfactory to the Committee for the payment of, any applicable taxes due with respect to such issuance or payment. The Committee as a condition to any authorization under this § 12 may require an Eligible Employee or Director to reimburse the Company for any additional expenses the Company incurs to register any affected shares of Stock under the 1933 Act. Finally, if a transfer is authorized in accordance with this § 12, the Eligible Employee or a Director shall have the responsibility to notify any transferee of any events or conditions which affect any related Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, including any deadline for taking any action with respect to any such Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, and neither the Committee nor the Company shall have any responsibility whatsoever to notify any transferee of any such events or conditions. Subject to § 18.5, the restrictions on transferability described in this § 12 shall not apply to shares of Stock that have actually been delivered to the transferee as a result of the exercise of an Option or Stock Appreciation Right or the lapse of all restrictions with respect to a Stock Grant. In no event shall an Eligible Employee or Director be permitted to transfer an Option to a third party financial institution without stockholder approval.

§ 13.   SECURITIES REGISTRATION
As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.
§ 14.   LIFE OF PLAN
Notwithstanding anything to the contrary contained herein, no Grant shall be made under the Plan, and no Cash Incentive Program shall commence, on or after April 30, 2028.
§ 15.   ADJUSTMENT
15.1   Capital Structure.   The grant limits described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the exercise price of such Options and SARS as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after
(a)
any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)
any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.
15.2   Available Shares.   If any adjustment is made with respect to any outstanding Grant, under § 15.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 15.1 without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 15.1(a) and § 15.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
15.3   Transactions Described in § 424 of the Code.   If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as

part of any such transaction shall have right to make Grants (without regard to any limitations set forth under § 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.
15.4   Fractional Shares.   If any adjustment under this § 15 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 15 by the Committee shall be conclusive and binding on all affected persons.
§ 16.   CHANGE IN CONTROL
16.1   No Assumption or Substitution.   If there is a Change in Control of the Company and there is no assumption of the Options, Stock Appreciation Rights, Stock Units or Stock Unit Grants that are outstanding immediately prior to the Change Effective Date and no substitution of comparable grants with comparable intrinsic values in connection with such Change in Control, then as of the Change Effective Date for such Change in Control, any and all conditions to the exercise of all such outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any such Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 16 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 16 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.
16.2   Assumption or Substitution.   If there is a Change in Control of the Company and there is an assumption of an Eligible Employee’s or Director’s Options, Stock Appreciation Rights, Stock Units or Stock Unit Grants that are outstanding immediately prior to the Change Effective Date or a substitution of comparable grants with comparable intrinsic values in connection with such Change in Control and the employment of such Eligible Employee is either terminated without Cause or the Eligible Employee terminates for Good Reason or a Director is asked to resign other than for Cause, within twenty-four (24) months following the Change Effective Date, then any and all conditions to the exercise of all such Options and Stock Appreciation Rights and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants shall be deemed 100% satisfied; provided, that if any issuance or forfeiture condition described in this §16 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this §16 only to the extent of the target, unless such target has been exceeded before the date of such termination, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.
16.3   Other Limitations.   A Change in Control shall affect payments under a Cash Incentive Program only to the extent expressly provided in such Cash Incentive Program, and a Change in Control shall affect a Stock Unit Grant which is subject to § 409A of the Code only if the Change in Control also constitutes a change in the ownership or effective control of Company or in the ownership of a substantial portion of the assets of the Company within the meaning of § 409A(a)(2)(A)(v) of the Code.

§ 17.   AMENDMENT OR TERMINATION
17.1   Amendment or Termination of Plan.   The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed, and (b) no amendment shall be made to § 16 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant or Stock Unit Grant made before such suspension or termination unless (i) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (ii) there is a dissolution or liquidation of the Company or a transaction described in § 15.1 or § 16.
17.2   Amendment of Certificates.   The Committee shall have the authority to amend any Certificate at any time; provided however, that no such amendment shall adversely affect the right of any Eligible Employee or Director under any outstanding Certificate in any material way without the written consent of the Eligible Employee or Director, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the Stock is listed.
17.3   Repricing of Options and SARs.   Notwithstanding the foregoing, there shall be no amendment to the Plan or any Certificate that results in the repricing of Options or SARs without stockholder approval. For this purpose, repricing includes (a) a reduction in the exercise price of the Option or SAR, or (b) the cancellation of an Option or SAR in exchange for cash, Options or SARs with an exercise price less than the exercise price of the cancelled Options, or SARs, Stock Awards, Stock Units or any other consideration provided by the Company but does not include any adjustment described in Section 15.
§ 18.   MISCELLANEOUS
18.1   Stockholder Rights.   No Eligible Employee or Director shall have any rights as a stockholder of the Company as a result of the grant of an Option, SAR or Stock Unit pending the actual delivery of the Stock subject to such Grant to such Eligible Employee or Director. Subject to § 18.5, an Eligible Employee or Director shall have the rights of a stockholder of the Company with respect to any shares of Stock that have been actually delivered to such individual as a result of the exercise of an Option or Stock Appreciation Right or the lapse of all restrictions with respect to a Stock Grant or Stock Unit Grant.
18.2   No Contract of Employment.   A Grant to an Eligible Employee or Director under this Plan or an Eligible Employee’s participation in a Cash Incentive Program shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Certificate or Cash Incentive Program.
18.3   Withholding.   Each Grant and participation in each Cash Incentive Program shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of an Option or SAR or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant or to payments under any Cash Incentive Program. The Company shall have the discretion to permit an Eligible Employee to pay up to the maximum individual statutory rate of applicable withholding taxes.
18.4   Construction.   This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Certificate or Cash Incentive Program, the terms of this Plan shall control.
18.5   Other Conditions.   Each Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a

Stock Grant or Stock Unit Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant or provides for the repurchase of such Stock by the Company.
18.6   Coordination with Employment Agreements and Other Agreements.   If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director which expressly provides for the acceleration in vesting of an outstanding Grant or of a payment under a Cash Incentive Program or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Stock Unit Grant was made.
IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
By:
Date:

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. 121 SOUTH 17TH STREET MATTOON, IL 61938 VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 25, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 21, 2021 for shares      held in a Plan. Have your proxy card in hand when you access the web site      and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/CNSL2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 25, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 21, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,      51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D37748-P49636 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. ! ! Approval of an amendment to our Certificate of Incorporation to eliminate our classified Board structure. 5. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! Approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 150,000,000 shares. 4. ! ! Approval of a share increase under the Consolidated Communications Holdings, Inc. Long — Term Incentive Plan, as amended. 7. Executive Compensation — An advisory vote on the approval of compensation of our named executive officers. 3. ! ! Approval of the issuance to Searchlight Capital Partners of additional shares of our common stock equal to 20% or more of the Company’s outstanding common stock. 6. ! ! ! Approval of Ernst & Young LLP, as the independent registered public accounting firm. 2. For Against Abstain For Against Abstain The Board of Directors recommends you vote FOR proposals 2 through 7. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! Election of Directors: Nominee: 01) David G. Fuller 1. The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K WRAP are available at www.proxyvote.com D37749-P49636 CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. 121 South 17th Street, Mattoon, IL 61938 Annual Meeting of Stockholders April 26, 2021 9:00 a.m. Central Time www.virtualshareholdermeeting.com/CNSL2021 This proxy is solicited by the Board of Directors J. Garrett Van Osdell and Steven L. Childers, or either of them, each with the power of substitution are hereby authorized to represent and to vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Consolidated Communications Holdings, Inc. to be held on April 26, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the director candidate nominated by the Board of Directors, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5, FOR Proposal 6 and FOR Proposal 7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be signed on reverse side)